UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AmSurg Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMSURG CORP.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2010
To our Shareholders:
     The 2010 annual meeting of shareholders of AmSurg Corp. will be held on May 20, 2010, at 8:00 a.m., central daylight savings time, at our corporate headquarters at 20 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215. At the meeting, shareholders will vote on the following matters:
1.	Election of three directors in Class I, each for a term of three years;

2.	Election of one director in Class III for a term of two years;

3.	Approval of the amendment to the AmSurg Corp. 2006 Stock Incentive Plan;

4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2010; and

5.	Any other matters that may properly come before the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON MAY 20, 2010.
     The Company’s Proxy Statement, a Proxy Card and the Company’s 2009 Annual Report to Shareholders are available at https://www.proxydocs.com/amsg.
     Shareholders of record at the close of business on March 29, 2010 are entitled to notice of and to vote at the meeting.
     Your vote is important. Please COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD in the enclosed stamped envelope in order that as many shares as possible will be represented. To obtain directions to attend the annual meeting and vote in person, please contact Investor Relations at 20 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215, (615) 665-3550.
By Order of the Board of Directors,
Claire M. Gulmi
Secretary
Nashville, Tennessee
April 20, 2010

AMSURG CORP.
20 BURTON HILLS BOULEVARD, SUITE 500
NASHVILLE, TENNESSEE 37215

PROXY STATEMENT

     The Board of Directors of AmSurg Corp., or the Board, is soliciting proxies to be used at the 2010 annual meeting of shareholders. This proxy statement and the enclosed proxy will be mailed to shareholders on or about April 20, 2010.
ABOUT THE MEETING
What Is the Purpose of the Annual Meeting?
     At our annual meeting, shareholders will vote on the matters outlined in the accompanying notice of annual meeting. In addition, our management will report on our performance during fiscal 2009 and respond to questions from shareholders.
Who Is Entitled to Vote?
     Only shareholders of record at the close of business on the record date, March 29, 2010, are entitled to receive notice of the annual meeting and to vote the shares of common stock they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon.
What Constitutes a Quorum?
     For purposes of voting on all matters, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of the record date, 30,908,862 shares of our common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.
How Do I Vote?
     If you complete and properly sign the accompanying proxy card and return the card to us, the card will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.
Can I Change My Vote After I Return My Proxy Card?
     Yes. You can revoke your proxy at any time before it is exercised in any of three ways:
•	by submitting written notice of revocation to the Secretary of the Company;

•	by submitting another proxy that is later dated and properly signed; or

•	by voting in person at the meeting.
What Are the Board’s Recommendations?
     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth below, and a description of each item is included in this proxy statement. In summary, the Board recommends a vote:
•	for election of each of the nominated directors (see page 7);

•	for approval of the amendment to the AmSurg Corp. 2006 Stock Incentive Plan (see page 32); and

•	for ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (see page 39).
     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.
What Vote Is Required to Approve Each Proposal?
     Election of Directors. The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors are elected.
     Approval of the Amendment to the AmSurg Corp. 2006 Stock Incentive Plan, Ratification of the Appointment of Deloitte & Touche LLP and Other Items. Approval of the amendment to the AmSurg Corp. 2006 Stock Incentive Plan, ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and any other matter other than those listed above that properly comes before the meeting will be approved if the number of shares of common stock voted in favor of the proposal exceeds the number of shares of common stock voted against it. A properly executed proxy marked “WITHHOLD” with respect to any such proposal will not be voted on any of these proposals, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether these proposals are approved.
How Do I Vote My Shares If They Are Held in the Name of My Broker (Street Name)?
     If your shares are held by your broker, often referred to as being held in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. If you do not issue instructions to your broker, your broker is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters. A broker non-vote occurs when the broker returns a proxy card without a vote on the non-routine matter. Your broker may not vote your shares for or against any director nominee or approval of the amendment to the AmSurg Corp. 2006 Stock Incentive Plan, and may or may not be permitted to exercise voting discretion with respect to any matter not listed above that properly comes before the meeting. Shares represented by broker non-votes will not be counted as votes for or against any director nominee, the amendment to the AmSurg Corp. 2006 Stock Incentive Plan, or the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, but they will be counted in determining whether there is a quorum for purposes of these proposals.
What Happens If I Do Not Vote on One or More Proposals?
     If you do not vote with regard to one or more proposals, as opposed to marking “WITHHOLD” with regard to those proposals, your shares will not be counted in determining whether there is a quorum with regard to each such proposal. Therefore, so long as a quorum is present, not voting on a proposal will have no effect on whether any particular proposal is approved.

STOCK OWNERSHIP
Who Are the Largest Owners of Our Stock?
     The following table shows those shareholders who beneficially own more than 5% of our common stock.

	Shares	Percent of
Name and Address	Beneficially Owned	Class (1)

FMR LLC (2)	4,658,267	15.1%
82 Devonshire Street Boston, MA 02109

BlackRock, Inc. (3)	2,504,673	8.1%
40 East 52nd Street New York, New York 94105

Neuberger Berman Group LLC (4)	2,359,856	7.6%
605 Third Avenue New York, NY 10158

Wellington Management Company, LLP (5)	2,114,313	6.8%
75 State Street Boston, MA 02109

(1)	Based on the number of shares outstanding at March 29, 2010.

(2)	This information is based upon a Schedule 13G/A filed on February 16, 2010 by FMR LLC. The shares of common stock are beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Fidelity Low Priced Stock Fund, one of the investment companies to which Fidelity Management & Research Company acts as an investment adviser, beneficially owns 2,353,000 shares of our common stock. Fidelity Advisors Small Cap Fund, one of the investment companies to which Fidelity Management and Research Company acts as an investment adviser, beneficially owns 2,305,267 shares of our common stock. Edward C. Johnson III, Chairman of FMR LLC, and FMR LLC, through control of Fidelity Management & Research Company, each has sole dispositive power as to 4,658,267 shares of our common stock. Fidelity Management & Research Company carries out the voting of the shares of the investment companies to which it acts as investment adviser under written guidelines established by the companies’ Boards of Trustees.

(3)	This information is based upon a Schedule 13G filed on January 29, 2010 by BlackRock, Inc., a parent holding company or control person in accordance with Section 13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934.

(4)	This information is based upon a Schedule 13G/A filed on February 17, 2010 by Neuberger Berman Group, LLC. Certain mutual funds affiliated with Neuberger Berman Group, LLC beneficially own 2,359,856 shares of our common stock. Neuberger Berman, LLC, and Neuberger Berman Management LLC, each a wholly-owned subsidiary of Neuberger Berman Group, LLC, serve as sub-adviser and investment manager, respectively, of the Neuberger affiliated mutual funds and are deemed to be beneficial owners of these shares. Neuberger Berman, LLC has shared voting power as to 1,974,668 shares of our common stock and shared dispositive power as to 2,359,856 shares of our common stock. Neuberger Berman Management LLC has shared voting power and shared dispositive power as to 1,945,068 shares of our common stock. Neuberger Berman Equity Funds has shared voting power and shared dispositive power as to 1,930,734 shares of our common stock.

(5)	This information is based upon a Schedule 13G/A filed on February 12, 2010 by Wellington Management Company, LLP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Wellington Management Company, LLP reported shared voting power as to 1,405,662 shares of our common stock and shared dispositive power as to 2,114,313 shares of our common stock.
How Much Stock Do Our Directors and Executive Officers Own?
     The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors, the executive officers named in the 2009 Summary Executive Compensation Table in this proxy statement and our directors and executive officers as a group. Except as otherwise indicated, all information is as of March 29, 2010.

		Acquirable
	Outstanding	Within 60	Percent of
Name	Shares (1)	Days (2)	Class (3)

Christopher A. Holden	220,985	—	*
Claire M. Gulmi	56,256	388,500	1.4%
David L. Manning	59,319	516,000	1.8%
Billie A. Payne	37,006	25,800	*
Kevin D. Eastridge	26,944	87,000	*
Thomas G. Cigarran	163,707	—	*
James A. Deal	15,505	—	*
Steven I. Geringer	15,722	—	*
Debora A. Guthrie	4,024	—	*
Henry D. Herr	107,413	—	*
Kevin P. Lavender	4,024	—	*
Ken P. McDonald	26,068	558,433	1.9%
John W. Popp, Jr., M.D.	1,279	—	*
All directors and executive officers as a group (14 persons)	738,252	1,575,733	7.2%

*	Represents less than 1% of our outstanding common stock.

(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Also includes shares of restricted stock issued pursuant to the Company’s 2006 Stock Incentive Plan. Individuals may vote shares of restricted stock, but may not transfer the shares until the end of the period of restriction. Certain of our directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows:
•	Mr. Cigarran — 24,200 shares of common stock held in family trust;

•	Mr. Deal — 100 shares of common stock held by Mr. Deal’s wife;

•	Mr. Geringer — 11,698 shares of common stock held in family trusts; and

•	Mr. McDonald — 3 shares of common stock held by Mr. McDonald’s wife.

(2)	Reflects the number of shares that could be purchased by exercise of options exercisable on March 29, 2010 or within 60 days thereafter under our stock incentive plans.

(3)	Pursuant to the rules of the Securities and Exchange Commission, or the SEC, shares of common stock that an individual owner has a right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner. Likewise, the shares subject to options held by our directors and executive officers that are exercisable within 60 days are all deemed outstanding for the purpose of computing the percentage ownership of all executive officers and directors as a group.

Section 16(a) Beneficial Ownership Reporting Compliance
     The federal securities laws require our directors and executive officers and persons who own more than 10% of our common stock to timely file with us and the SEC initial reports of ownership and reports of changes in ownership. Based solely upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 2009 with their reporting requirements.
CORPORATE GOVERNANCE
     We aspire to the highest standards of ethical conduct: doing what we say; reporting results with accuracy and transparency; and maintaining full compliance with the laws, rules and regulations that govern our business. We have taken several steps to ensure that we are a leader in corporate governance.
Corporate Governance Guidelines
     We have adopted a formal set of Corporate Governance Guidelines, or the Guidelines, that embody many of our long-standing practices and incorporate policies and procedures that strengthen our commitment to best practices. The following is a summary of certain key elements of the Guidelines. The full text of the Guidelines is available on our website at www.amsurg.com. Click on “Investors,” “Corporate Governance” and then “Corporate Governance Guidelines.”
     The Guidelines outline the composition, operations and responsibilities of the Board of Directors. The Nominating and Corporate Governance Committee has authority to review considerations relating to Board size, term and age limits and membership criteria and, with input from the Chairman and the other directors, is responsible for reviewing the skills and characteristics required of directors by legal, regulatory and business requirements applicable to our business. We do not have a formal policy with respect to the consideration of diversity in identifying nominees to serve as a director, but the Nominating and Corporate Governance Committee seeks to nominate persons with a diversity of experience and perspective who will contribute knowledge, experience and skills to the Board of Directors in areas that are important to the Company.
     Our Bylaws provide maximum flexibility to the Board of Directors in choosing a Chairman of the Board and a Chief Executive Officer. The Bylaws provide that such offices may be held by different people or the same person, as determined by the Board. This flexibility allows the Board to determine whether it is in the best interest of the Company and our shareholders to combine the roles of Chief Executive Officer and Chairman of the Board in the same person. We have had a non-employee director serve as our Chairman of the Board at all times since we became a publicly traded company. The Board of Directors believes that the separation of the roles of Chairman of the Board and Chief Executive Officer enhances the Board’s oversight of the Company and our management, results in a greater role for the Board of Directors in setting the Board’s agenda and establishing Board priorities and procedures, and improves the ability of the Board to carry out its roles and responsibilities on behalf of our shareholders.
     In order to ensure that each director is able to devote sufficient time to perform his or her duties as a director, Board members who are Chief Executive Officers, chief financial officers or other senior executives of public corporations may serve on no more than two other public company boards and other Board members may serve on no more than three other public company boards. Interlocking directorates are prohibited (inside directors and executive officers of AmSurg may not sit on boards of companies where an AmSurg outside director is an executive officer).
     At least a majority of the members of the Board must be independent, as defined by applicable law and the standards of The Nasdaq Stock Market. The Board has determined that all directors other than Christopher A. Holden, Claire M. Gulmi and Ken P. McDonald are “independent” within the meaning of the rules of The Nasdaq Stock Market as currently in effect. The Guidelines require that all of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must be independent. Committee members are appointed by the Board upon recommendation of the Nominating and Corporate Governance Committee. The Board and each committee have the power to hire and fire independent legal, financial or other advisors, as they may deem necessary, without consulting or obtaining the approval of any officer of AmSurg.

     The Guidelines provide for executive sessions to be held on a regular basis throughout the year. The Board, and each of the Board committees, meets regularly in executive sessions. The Nominating and Corporate Governance Committee conducts an annual review of the performance of the Board and individual directors. Directors have full and free access to senior management and other employees of AmSurg. An orientation program is provided for new directors and the Company conducts regular director education sessions for its outside directors with respect to the Company and its industry. Attendance at other continuing education programs for all members of the Board is also encouraged.
     The Board reviews the discussion of the Chief Executive Officer’s performance in the Compensation Committee’s Compensation Discussion and Analysis to ensure that the Chief Executive Officer is providing the best leadership for AmSurg in the long and short term. The Board also works with the Compensation Committee to evaluate potential successors to the Chief Executive Officer and to establish a succession plan.
     The Guidelines call for additional consideration to be given to including equity as a significant portion of director compensation. AmSurg prohibits the repricing of stock options and requires that new equity compensation plans be submitted to shareholders for approval.
     The Guidelines restrict certain financial transactions between AmSurg and directors and their immediate family members. All transactions between AmSurg and directors and their immediate family members must be approved by the Nominating and Corporate Governance Committee of the Board of Directors. Personal loans to directors and their immediate family members are prohibited.
Code of Conduct
     The Board has adopted a Code of Conduct that outlines the principles, policies, and laws that govern the activities of AmSurg, and establishes guidelines for professional conduct in the workplace. The Code of Conduct applies to directors as well as employees. Every employee is required to read and certify annually that he or she has read, understands and will comply with the Code of Conduct. A copy of the Code of Conduct is available on our website at www.amsurg.com. Click on “Investors,” “Corporate Governance” and then “Code of Conduct.”
Code of Ethics
     Our Chief Executive Officer and other executive officers are bound by all provisions of the Code of Conduct, which includes provisions relating to ethical conduct, conflicts of interest, compliance with law and internal reporting of violations of the Code of Conduct. We intend to disclose amendments to or waivers from the Code of Conduct for the benefit of our Chief Executive Officer or other executive officers, if any, on our website.
The Board’s Role in Risk Oversight
     The Board, as a whole and also through its standing committees, has an active role in overseeing management of the Company’s risks. The Board and its committees regularly review material operational, financial, compensation and compliance risks with our senior management. The Compensation Committee is responsible for overseeing the management of risks related to our compensation arrangements. The Audit Committee oversees management of financial risks, as well as our policies with respect to risk assessment and risk management. The Nominating and Corporate Governance Committee oversees our quality assurance and corporate compliance programs, manages risks associated with potential conflicts of interest and the independence of our directors. Members of our management report directly to the Board or the appropriate committee. The directors then use this information to understand, identify, manage and attempt to mitigate risks.

PROPOSAL 1 — ELECTION OF DIRECTORS
Directors Standing for Election
     Our Board of Directors is divided into three classes (Class I, Class II and Class III). At each annual meeting of shareholders, directors constituting one class are elected for a three-year term. The current Board of Directors is comprised of ten members. The terms of the three incumbent Class I directors, James A. Deal, Steven I. Geringer, and Claire M. Gulmi will expire at the annual meeting. The term of John W. Popp, Jr., M.D., who was appointed by the Board of Directors as a Class III director effective November 18, 2009, will also expire at the annual meeting. The Board of Directors has nominated and recommends to the shareholders James A. Deal, Steven I. Geringer, and Claire M. Gulmi for election at the annual meeting as Class I directors to serve until the annual meeting of shareholders in 2013 and until such time as their respective successors are duly elected and qualified. The Board of Directors has also nominated and recommends to the shareholders John W. Popp, Jr., M.D. for election at the annual meeting as a Class III director to serve until the annual meeting of shareholders in 2012 and until such time as his successor is duly elected and qualified.
     If any of the nominees should become unable to serve, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Management has no reason to believe that any of the nominees named above will be unable to serve.
     There are no family relationships, by blood, marriage or adoption, between or among any of our directors or executive officers. Certain information with respect to the nominees for election as directors at the annual meeting and with respect to the other directors who are continuing in office is set forth below.
CLASS I DIRECTOR NOMINEES
(TERMS EXPIRE IN 2013)

James A. Deal	Director since 1992
Mr. Deal, 60, has served as President and Chief Executive Officer of Hospice Compassus, a provider of hospice care, since July 2006. During 2006 Mr. Deal served as Chairman of INSPIRIS, Inspired Care for the Frail Elderly, and from November 2001 to December 2005, Mr. Deal served as Chairman and Chief Executive Officer of INSPIRIS. From September 1998 to June 2001, Mr. Deal served as President, Chief Executive Officer and a director of Center for Diagnostic Imaging, Inc., a national network of outpatient diagnostic imaging centers. Mr. Deal served as Executive Vice President of Healthways, Inc., a disease management company, from January 1991 to August 1998, and as President of Diabetes Treatment Centers of America, Inc. (now American Healthways Services, Inc.), a Healthways subsidiary, from 1985 to August 1998. Mr. Deal has served as a director of MedCath Corporation, an owner and operator of cardiac care hospitals and other facilities, since August 2009.
Mr. Deal has worked for over 30 years in the healthcare industry, including as a senior executive and Chief Executive Officer of multi-site healthcare services companies. He has executive experience in finance and accounting, management, operations and strategic planning.

Steven I. Geringer	Director since 1997
Mr. Geringer, 64, has served as our Chairman of the Board since June 2009. Mr. Geringer has been a private investor since June 1996 when he retired as President and Chief Executive Officer of PCS Health Systems, Inc., a pharmacy benefits manager and unit of Eli Lilly & Company. Mr. Geringer became President of PCS in May 1993, when Clinical Pharmaceuticals, Inc., of which Mr. Geringer was a founder, Chairman and Chief Executive Officer, merged with PCS Health Systems, Inc. Prior to May 1993, Mr. Geringer held senior management positions in the hospital management and managed care industry. Mr. Geringer has served as Chairman, a director and an operating partner of CredenceHealth, Inc., a provider of real-time clinical intelligence and cost-reduction software for hospitals, providers and health plans, since March 2009, as Chairman and a director of Qualifacts Systems, Inc., a provider of web-based management information software for behavioral health and human services providers and managers, since March 2003, and as a member of the Executive Board of Cressey & Company LP, a private investment firm focused on the healthcare industry, since

October 2008. Mr. Geringer has served as a director of Addus HomeCare Corp., a home and community-based services and skilled nursing provider, since September 2009. Mr. Geringer served as a director of Providence Service Corporation, a provider and manager of government-sponsored community and home-based counseling and foster care, from March 2002 until April 2008.
Mr. Geringer has worked for over 30 years in the healthcare industry, including as a senior executive and Chief Executive Officer of companies engaged in the pharmaceutical, hospital and managed care industries. He has executive experience in management, operations, strategic planning and finance.

Claire M. Gulmi	Director since 2004
Ms. Gulmi, 56, has served as our Executive Vice President since February 2006, Chief Financial Officer since September 1994 and Secretary since December 1997. Prior to her appointment as Executive Vice President, Ms. Gulmi served as a Senior Vice President from March 1997 to February 2006 and as a Vice President from September 1994 through March 1997.
Ms. Gulmi has extensive experience in finance and accounting and her day to day leadership as our Executive Vice President and Chief Financial Officer provides her with intimate knowledge of our operations.
CLASS III DIRECTOR NOMINEE
(TO BE ELECTED; TERM EXPIRES IN 2012)

John W. Popp, Jr., M.D.	Director since 2009
Dr. Popp, 62, a board-certified internist and gastroenterologist, has been a Medical Director for Centocor, Inc., a unit of Johnson and Johnson that provides innovative biomedicines for debilitating immune disorders, since July 2006. Prior to July 2006, Dr. Popp was a physician in private practice in Columbia, South Carolina for 27 years. Since 1998, Dr. Popp has served on the Board of Trustees for the American College of Gastroenterology and is a past President of the College.
Dr. Popp is a physician and a former partner in one of our surgery centers in Columbia, South Carolina. Dr. Popp is knowledgeable about medical and regulatory issues impacting our surgery centers and has relationships with many of our physician partners through his active involvement with the American College of Gastroenterology.
Required Vote; Recommendation of the Board
     The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the meeting is required for the election of directors. Abstentions and broker non-votes will be counted in determining whether there is a quorum, but will not be voted with respect to the proposal. Therefore, so long as a quorum is present, abstentions and broker non-votes will have no effect on whether this proposal is approved. At the annual meeting, shareholders will not be permitted to vote for a greater number of persons in the election of directors than the number of nominees named in this proxy statement.
     The Board of Directors Recommends That You Vote FOR These Nominees.

Directors Continuing in Office
CLASS II DIRECTORS
(TERMS EXPIRE IN 2011)

Henry D. Herr	Director since 1992
Mr. Herr, 63, served as Executive Vice President of Finance and Administration and Chief Financial Officer of Healthways, Inc. from February 1986 to October 2001 and served as a director of Healthways from 1988 through 2009. Mr. Herr served as a consultant to Healthways from 2001 through 2009. Mr. Herr served as our Chief Financial Officer from April 1992 until September 1994 and as our Secretary from April 1992 until December 1997. From December 1997 to December 1999, Mr. Herr served as an advisor to us.
Mr. Herr worked for over 30 years in the healthcare industry, including over 20 years as Chief Financial Officer of a multi-facility healthcare services company. He has executive experience in finance and accounting, management and operations, healthcare regulatory compliance, public company financial reporting and strategic planning.

Christopher A. Holden	Director since 2007
Mr. Holden, 46, has served as our President and Chief Executive Officer since October 2007. He served as Senior Vice President and a Division President of Triad Hospitals, Inc. from May 1999 through July 2007. From January 1998 through May 1999, Mr. Holden served as President of the West Division of the Central Group of Columbia/HCA Healthcare Corporation, now known as HCA Inc. Prior to January 1998, Mr. Holden served as President of the West Texas Division of the Central Group of HCA from September 1997 until January 1998 and Vice President of Administration for the Central Group of HCA from August 1994 until September 1997.
Mr. Holden has over 20 years experience working in the healthcare industry and his day to day leadership as our Chief Executive Officer and President provides him with intimate knowledge of our operations.

Kevin P. Lavender	Director since 2004
Mr. Lavender, 48, has served as Senior Vice President and Managing Director — Large Corporate and Specialized Industries of Fifth Third Bank since December 2009 and served as Senior Vice President, Corporate Healthcare Lending of Fifth Third Bank from December 2005 through December 2009. Prior to assuming that position, Mr. Lavender served as the Commissioner of the Tennessee Department of Financial Institutions from January 2003 to December 2005. In addition to his role as Commissioner, he served as the chairman of the National Regulatory Committee for the Conference of State Bank Supervisors and was a member of the Board of Directors. Prior to being named Commissioner, Mr. Lavender was co-founder and served as Executive Vice President of Administration and Banking for MediSphere Health Partners, Inc. from May 1996 to October 2002.
Mr. Lavender has extensive experience in the banking and finance industries, with a particular emphasis on corporate finance for healthcare companies.

Ken P. McDonald	Director since 1996
Mr. McDonald, 69, served as our Chief Executive Officer from December 1997 to October 2007 and as our President from July 1996 to October 2007. From October 2007 to December 2008, Mr. McDonald was employed by the Company in a non-executive capacity. Mr. McDonald served as an Executive Vice President and our Chief Operating Officer from December 1994 until July 1996. Mr. McDonald joined us in April 1993 as a Vice President.
Mr. McDonald has extensive experience in the ambulatory surgery center industry and his experience as our Chief Executive Officer and President gives him unique insights into our business, challenges and operations.
CLASS III DIRECTORS
(TERMS EXPIRE IN 2012)

Thomas G. Cigarran	Director since 1992
Mr. Cigarran, 68, served as our Chairman of the Board from 1992 until June 2009, as our Chief Executive Officer from January 1993 until December 1997, and as our President from January 1993 to July 1996. From December 1997 to December 1999, Mr. Cigarran served as an advisor to us. Mr. Cigarran is a co-founder of Healthways, Inc. and has served as Chairman of the Board of Healthways since 1988 and served as Chief Executive Officer of Healthways from 1988 until September 2003. Mr. Cigarran also serves as a member of the Executive Board of Cressey & Company LP, a private investment firm focused on the healthcare industry. Since March 2010, Mr. Cigarran has served as Chairman of Predators Holdings, LLC, the owner of the Nashville Predators National Hockey League team.
Mr. Cigarran has over 30 years experience in the healthcare industry as a senior executive, Chief Executive Officer and director of publicly traded and privately held companies. He has executive experience in strategic planning, management, operations, public company financial reporting and finance.

Debora A. Guthrie	Director since 1996
Ms. Guthrie, 54, has served as President and Chief Executive Officer of the general partner of Capitol Health Partners, L.P., a venture fund specializing in health care industries based in New York, New York, since October 1995. Ms. Guthrie has more than 30 years of experience in health care investment banking and venture capital. Ms. Guthrie is also President and Chief Executive Officer of Capitol Health, Inc. and Capitol Health Management, both management consulting and advisory businesses providing research, financial and corporate strategy services to health care companies in the United States and Europe.
Ms. Guthrie has over 30 years of experience in healthcare investing and investment banking. She has extensive experience in corporate finance, capital markets, international operations and strategic planning.
How Are Our Directors Compensated?
     Base Compensation. During 2009, each non-employee director received an annual retainer for his or her services as a director, which is paid monthly. The annual retainer was $10,000 from January through May 2009 and increased to $15,000 effective June 1, 2009. The chair of each Board committee received an additional annual retainer of $10,000 for his service as committee chair. From January through May 2009, the Chairman of the Board of Directors received an additional annual retainer of $25,000 for his services as Chairman. Effective June 1, 2009, the Chairman of the Board receives an annual retainer of $100,000 for his services as Chairman and does not receive additional fees for serving as chair of Board committees or attending meetings of the Board or its Committees.

     From January through May 2009, each non-employee director received $3,500 for each Board meeting that he or she attended in person, and effective June 1, 2009 received $4,500 for each meeting attended in person. Non-employee directors received $1,500 for each Board meeting that he or she attended via telephone. Each non-employee director also received $1,000 for each meeting of the Compensation Committee or the Nominating and Corporate Governance Committee that he or she attended and $2,500 for each meeting of the Audit Committee that he or she attended, whether in person or via telephone, except that the Chair of the Audit Committee received $3,500 for each Audit Committee meeting that he attended, the Chair of the Compensation Committee received $2,000 for each Compensation Committee meeting that he attended and the Chair of the Nominating and Corporate Governance Committee received $2,000 for each Nominating and Corporate Governance Committee meeting that he attended. In addition, the Company paid each non-employee director $2,500 for each director education session conducted by the Company that the director attended in person and $1,000 for each director education session conducted by the Company that the director attended via telephone.
     From time to time, the Board of Directors of the Company may form ad hoc committees or request that a director attend a meeting of a Board committee of which he or she is not a member. Each non-employee director who serves on an ad hoc committee or attends a meeting of a Board committee on which he or she is not a member at the request of the Board receives $1,000 for each meeting that he or she attends, whether in person or via telephone, except that the Chair of any ad hoc committee receives $2,000 for each such meeting that he or she attends. Non-employee directors are compensated for attending meetings of the Board of Directors and committees of the Board only if the duration of those meetings exceeds one hour. The Company also reimburses each non-employee director for his or her out-of-pocket expenses incurred in attending Board of Directors’ meetings and committee meetings.
     Effective June 1, 2009, the minimum aggregate annual compensation payable to a non-employee director, including the value of any equity awards, is $85,000 provided that such non-employee director (i) attends all Board of Directors meetings and director education sessions in person (other than special meetings of the Board conducted through electronic means) and (ii) attends all meetings (whether in person or via electronic means) of Board Committees of which he or she is a member or which he or she is requested to attend by the Board of Directors. If a director whose aggregate annual compensation is less than $85,000 fails to meet the conditions described in (i) and (ii) above, the aggregate compensation payable to such director may be equitably adjusted by the Board of Directors.
     Restricted Stock. On the date of the 2009 annual meeting of shareholders, each non-employee director who was re-elected to the Board of Directors or who continued as a director received a grant of 1,368 shares of restricted common stock, which had a fair market value on the date of issuance of $25,007. Upon his appointment as a director in November 2009, Dr. Popp received a grant of 584 shares of restricted common stock, which had a fair market value on the date of issuance of $12,509. Each grant of restricted stock vests in equal one-third increments on the date of grant and, if the grantee is still a director, the first and second anniversaries of the date of grant. Until the earlier of (i) five years from the date of grant and (ii) the date on which the non-employee director ceases to serve as a director, no restricted stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

     The following table sets forth the compensation paid to each of our directors who were not executive officers of the Company during fiscal 2009.

	Fees
	Paid in	Stock
Name	Cash ($)	Awards(1)($)	Total ($)

Thomas G. Cigarran	46,300	25,007	71,307
James A. Deal	87,400	25,007	112,407
Steven I. Geringer	92,200	25,007	117,207
Debora A. Guthrie	67,900	25,007	92,907
Henry D. Herr	68,400	25,007	93,407
Kevin P. Lavender	67,400	25,007	92,407
Ken P. McDonald	43,400	25,007	68,407
John W. Popp, Jr., M.D.	9,500	12,509	22,009

(1)	Reflects the aggregate grant date fair value for the awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”).
What Committees Has the Board Established?
     The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees.
     Audit Committee. The principal functions of the Audit Committee are (i) to oversee our accounting and financial reporting processes and audits of our financial statements; (ii) to engage or discharge our independent registered public accounting firm; (iii) to review the nature and scope of the audit, including, but not limited to, a determination of the effectiveness of the audit effort through meetings held at least annually with our independent registered public accounting firm, and a determination through discussion with the independent registered public accounting firm that no unreasonable restrictions were placed on the scope or implementation of their examinations; (iv) to oversee and review the independence and qualifications of the independent registered public accounting firm and the performance of our internal audit department and independent registered accounting firm; (v) to pre-approve all auditing and non-auditing services to be provided by our independent registered public accounting firm; (vi) to review our financial statements and disclosures in our periodic reports with management and our independent registered public accounting firm; (vii) to review our policies with respect to risk assessment, risk management and the quality and adequacy of our internal controls and processes through discussions with and reports from our internal audit department and independent registered public accounting firm and management; (viii) to establish procedures for handling any complaints relating to accounting, internal controls or auditing matters and to ensure that such complaints are treated confidentially and anonymously; (ix) to review material changes in accounting and reporting principles and practices and discuss with management and our independent registered public accounting firm the selection, application and disclosure of critical accounting policies and practices used in our financial statements; (x) to retain, at our expense, outside counsel, independent registered public accounting firm or other experts, consultants or advisors as it deems necessary or appropriate in the performance of its duties; and (xi) to report to the full Board of Directors on the results of its reviews. The Audit Committee operates under a written charter adopted by the full Board of Directors. The Restated Charter of the Audit Committee is available on our website at www.amsurg.com. Click on “Investors,” “Corporate Governance” and then “Audit Committee.” Members of the Audit Committee are James A. Deal, Debora A. Guthrie and Henry D. Herr, all of whom are independent directors. All members of our Audit Committee are audit committee financial experts, as defined in Item 407(d)(5)(ii) of Regulation S-K. In fiscal 2009, the Audit Committee met ten times.
     Compensation Committee. The functions of the Compensation Committee include reviewing and approving the Company’s compensation policies, the compensation arrangements for senior management, the compensation and benefit plans in which officers and directors are eligible to participate and awards under (and otherwise administering) such plans. The Compensation Committee also reviews and makes recommendations to the Board of Directors regarding the compensation policies and arrangements for the Company’s non-employee directors. See “Executive Compensation — Compensation Discussion and Analysis” below. The

Compensation Committee operates under a written charter adopted by the full Board of Directors. The Charter of the Compensation Committee is available on our website at www.amsurg.com. Click on “Investors,” “Corporate Governance” and then “Compensation Committee.” Members of the Compensation Committee are James A. Deal, Debora A. Guthrie and Kevin P. Lavender, all of whom are independent directors. The Compensation Committee met four times during fiscal 2009.
     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying qualified individuals to serve as directors; reviewing the qualifications and performance of incumbent directors and those candidates proposed by a director, executive officer or shareholder for election as a director; making recommendations to the full Board of Directors regarding such candidates; recommending the candidates that will serve on the various committees of the Board; reviewing Board composition; reviewing the management succession plan of the Company; reviewing and recommending corporate governance policies for the Company; providing oversight of the Company’s ethics, compliance and quality assurance programs; reviewing potential director conflicts of interest; reviewing director and officer insurance and indemnification policies; reviewing and approving all related-party transactions with members of the Board, executive officers and 5% or greater shareholders and their affiliates; evaluating Board performance, including the effectiveness of current Board policies and practices; and reviewing the orientation process for new directors and the continuing education program for all directors.
     The Nominating and Corporate Governance Committee has a policy regarding the evaluation of candidates for nomination to the Board of Directors, including those suggested by shareholders in compliance with our charter, bylaws and applicable law. Any shareholder wishing to propose a nominee should timely submit a recommendation in writing to our Secretary, indicating (a) the proposed nominee’s name, qualifications and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) certain other information as required by the Company’s bylaws as to the stockholder giving such notice. To be timely considered by the Nominating and Corporate Governance Committee, director nominations submitted by stockholders for the 2011 Annual Meeting must be delivered to or mailed and received by the Corporate Secretary at the Company’s address (above) not less than 120 days prior to the first anniversary of the proxy statement for the preceding year’s annual meeting (i.e. not later than December 21, 2010).
     No person is eligible for election as a director of the Company unless nominated in accordance with the procedures required by the Company’s bylaws. The President, Chief Executive Officer, or chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Company’s bylaws, and if he should so determine, the defective nomination will be disregarded.
     While the Nominating and Corporate Governance Committee may consider whatever factors it deems appropriate in its assessment of a candidate for Board membership, candidates nominated to serve as directors must, at a minimum, in the Committee’s judgment:
•	be able to represent the interests of AmSurg and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

•	meet the minimum qualifications for directors set forth in the Guidelines and fulfill the needs of the Board at that time; and

•	possess the background and demonstrated ability to contribute to the Board’s performance of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction and/or a record of civic and community leadership.
     The Guidelines provide that each director must contribute some knowledge, experience or skill in at least one domain that is important to the Company. To provide such a contribution, a director must possess experience in one or more of the following:

•	business or management for large consolidated companies or other large multi-facility institutions;

•	accounting or finance for large consolidated companies or other multi-facility institutions;

•	leadership, strategic planning or crisis response for large consolidated companies or other large multi-facility institutions;

•	the health care industry; or

•	other significant and relevant areas deemed by the Nominating and Corporate Governance Committee to be valuable to the Company.
     When determining whether to nominate a current director to be re-elected as a director, the Nominating and Corporate Governance Committee must review the performance of the director during the prior year using performance criteria established by the Nominating and Corporate Governance Committee which, at a minimum, shall include:
•	attendance at Board and Committee meetings;

•	preparedness for Board and Committee meetings;

•	quality of objectivity in exercising business judgment;

•	participation at Board and Committee meetings; and

•	candor toward other directors, management and professionals retained by AmSurg.
     The chair of the Nominating and Corporate Governance Committee will preliminarily assess the candidate’s qualifications and suitability, seeking Board input, and report the assessment to the Nominating and Corporate Governance Committee. If the consensus is that a candidate is likely to meet the criteria for Board membership, the chair of the Nominating and Corporate Governance Committee will advise the candidate of the preliminary interest and, if the candidate expresses sufficient interest, arrange interviews with one or more members of the Nominating and Corporate Governance Committee. If the Nominating and Corporate Governance Committee determines the candidate is suitable and meets the criteria for Board membership, the candidate will be invited to meet with senior management. On the basis of its assessment, and taking into consideration input from senior management, the Nominating and Corporate Governance Committee will formally consider whether to recommend the candidate’s nomination for election to the Board of Directors.
     The Nominating and Corporate Governance Committee operates under a written charter adopted by the full Board of Directors. The Charter of the Nominating and Corporate Governance Committee is available on our website at www.amsurg.com. Click on “Investors,” “Corporate Governance” and then “Nominating and Corporate Governance Committee.” Members of the Nominating and Corporate Governance Committee are Thomas G. Cigarran, Steven I. Geringer, Kevin P. Lavender and John W. Popp, Jr., M.D., all of whom are independent directors. The Nominating and Corporate Governance Committee met four times during fiscal 2009.
How Often Did the Board Meet During Fiscal 2009?
     The Board of Directors met five times during fiscal 2009. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees on which the director served. All of the directors attended our 2009 annual meeting of shareholders.
How Do I Communicate with the Board?
     Shareholders can send communications to the Board of Directors and, if applicable, to specified individual directors c/o AmSurg Corp., 20 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215. All shareholder communications will be forwarded directly to the Board of Directors or, if applicable, to specified individual directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     In accordance with our Nominating and Corporate Governance Committee charter, our Nominating and Corporate Governance Committee is responsible for reviewing and approving the terms and conditions of all transactions involving the Company and our executive officers, directors and 5% or greater shareholders and their affiliates. The Nominating and Corporate Governance Committee considers all relevant information and facts available to the Committee regarding a related party transaction, and takes into account factors that it deems to be appropriate, including, without limitation, whether the transaction is on terms no less favorable to the Company than could be obtained from unaffiliated third parties and whether the transaction is reasonably expected to benefit the Company. Approval of the Nominating and Corporate Governance Committee is not required for compensation paid to any director of the Company for services rendered to the Company in his or her capacity as a director if the compensation is required to be disclosed in the Company’s proxy statement pursuant to applicable SEC rules. The Nominating and Corporate Governance Committee is also not required to approve any compensation paid to an executive officer of the Company if the compensation is required to be reported in the Company’s proxy statement pursuant to applicable SEC rules or if the executive officer is not an immediate family member of another executive officer or director of the Company and the compensation would be required to be included in the Company’s proxy statement if the executive officer was a named executive officer and the Company’s Compensation Committee approved such compensation. John Clark, a Vice President — Development of the Company, is the brother-in-law of Kevin Eastridge, our Senior Vice President, Finance and Chief Accounting Officer. Mr. Clark is compensated in a manner consistent with our employment and compensation policies applicable to other employees of similar title and responsibility. The aggregate annual compensation paid by the Company to Mr. Clark exceeds $120,000.

AUDIT COMMITTEE REPORT
     The Audit Committee of the Board of Directors is composed of three directors who are independent directors as defined under the applicable rules of The Nasdaq Stock Market, the applicable Securities and Exchange Commission regulations and the Guidelines. The Audit Committee operates under a written charter adopted by the full Board of Directors. The Restated Charter of the Audit Committee is available on our website at www.amsurg.com. Click on “Investors,” “Corporate Governance” and then “Audit Committee.” The Audit Committee’s responsibilities include oversight of our independent registered public accounting firm and internal audit department, as well as oversight of the Company’s financial reporting process on behalf of the full Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.
     In this context, for fiscal 2009 the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed a report on the effectiveness of our internal control over financial reporting and “Management’s Report on Internal Control over Financial Reporting” and Deloitte & Touche LLP’s “Report of Independent Registered Public Accounting Firm,” which are included in our Annual Report on Form 10-K for the year ended December 31, 2009.
     The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114. In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required by the Public Company Accounting Oversight Board’s applicable requirements and has discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the independent registered public accounting firm’s independence.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the full Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC.
THE AUDIT COMMITTEE
James A. Deal
Debora A. Guthrie
Henry D. Herr
     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION
Compensation Committee Report
     The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
James A. Deal
Debora A. Guthrie
Kevin P. Lavender
Compensation Discussion and Analysis
     Overview of Compensation Process. The Compensation Committee of our Board of Directors is responsible for establishing the compensation arrangements for our employees, including our executive officers, and reviewing and making recommendations to the full Board of Directors regarding non-employee director compensation. The Compensation Committee is also responsible for the administration of our stock incentive plans and other compensation plans in which our employees participate. It is the responsibility of the Compensation Committee to determine whether, in its judgment, our executive compensation policies are reasonable and appropriate, meet the stated objectives of those policies and effectively serve the best interests of the Company and our shareholders. Each member of the Compensation Committee is an “independent director” as defined under the applicable rules of The Nasdaq Stock Market and the Guidelines, a “non-employee director” as defined in Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934, and an “outside director” for the purposes of the Internal Revenue Code of 1986, as amended, in each case as determined by our Board of Directors.
     The Compensation Committee reviews our compensation policies on an annual basis based upon our financial performance, our annual budget, our position within the health care services industry and the compensation policies of similar companies in the health care services industry to ensure that our executive officers are rewarded appropriately for their contributions to the Company and that our overall compensation strategy supports our objectives, as well as shareholder interests. The compensation of individual executives is reviewed annually in light of the compensation policies for that year. The Compensation Committee believes that, while the Company competes generally with other health care service companies, the Company is the leader in the development, acquisition and operation of specialty outpatient surgery centers, and this is an important factor in determining executive compensation and in analyzing comparable financial performance.
     In setting and reviewing executive compensation, in addition to corporate performance, the Compensation Committee believes it is appropriate to consider the level of experience and responsibilities of each executive, as well as the personal contributions a particular individual may make to the success of the corporate enterprise. Such qualitative factors as leadership skills, analytical initiative, potential for growth in overall abilities, contribution to the Company, and organizational development are deemed to be important qualitative factors to take into account in considering levels of compensation. No relative weight is assigned to these qualitative factors, which are applied subjectively by the Compensation Committee.
     Role of Chief Executive Officer in Compensation Decisions. The Compensation Committee makes all decisions regarding the compensation of our executive officers. The Compensation Committee annually evaluates the performance of our executive officers, and our Chief Executive Officer provides the Compensation Committee with his assessment of the performance of our executive officers other than himself. The Compensation Committee establishes guidelines for the compensation arrangements for our employees other than the executive officers, and final decisions regarding the compensation of those employees is made by our Chief Executive Officer in consultation with other members of management.

     What Is Our Philosophy of Executive Officer Compensation? The primary objectives of our executive compensation policies are:
•	to attract and retain talented executives by providing compensation that is, overall, highly competitive with the compensation provided to executives at companies of comparable position in the health care services industry, while maintaining compensation within levels that are consistent with our annual budget, financial objectives and operating performance;

•	to provide appropriate performance-based incentives for executives to work toward or exceed the achievement of our annual financial performance and business goals based on our annual budget; and

•	to closely align the interests of our executives with those of our shareholders and the long-term interests of the Company by providing long-term incentive compensation in the form of equity-based compensation.
The Compensation Committee is committed to a strong link between our financial and strategic objectives and our compensation and benefit practices. It is the Committee’s objective to have a substantial portion of each executive officer’s compensation contingent upon our performance, as well as upon his or her individual performance. Accordingly, in addition to the Company’s strategic and financial performance, the Compensation Committee’s compensation philosophy for an executive officer emphasizes an overall analysis of the executive’s performance for the prior year, his or her projected role and responsibilities, required impact on execution of our strategy, external pay practices, total cash and equity compensation internally, retention considerations and other factors the Compensation Committee deems appropriate.
     The Compensation Committee has engaged Mercer Human Resource Consulting, a human resource consulting firm, to review from time to time the compensation program for our employees, including the executive officers. Mercer Human Resource Consulting provides the Compensation Committee with relevant market and other data and alternatives to consider when making compensation decisions, including the mix of cash and non-cash compensation and the form of equity-based awards. The Compensation Committee uses information provided by Mercer Human Resource Consulting and recommendations from our Chief Executive Officer to determine the appropriate level and mix of total compensation, including incentive compensation.
     Compensation Risk Assessment. The Compensation Committee has reviewed the design and operation of our compensation plans and policies to determine whether they encourage excessive or inappropriate risk taking by our employees, including our named executive officers. This assessment included a review of our business and the design of our incentive plans and policies. Our compensation arrangements include base salaries at levels that the Compensation Committee believes provides employees with a steady income so that they are not encouraged to focus on short-term performance criteria to the detriment of other important Company measures. The performance measures used in our incentive-based compensation arrangements are primarily Company measures rather than individual measures (which we believe encourages executives and other employees to focus on overall corporate performance rather than individual performance), provide for payments based upon multiple performance measures and at multiple levels of performance, and are generally capped at a specified percentage of annual salary. Although some of our employees are compensated based upon new acquisition and development activity, the incentives are based upon departmental performance rather than individual performance and transactions are all approved at the corporate level. For long-term compensation, we grant stock options and shares of restricted stock that have multi-year vesting periods, which we believe aligns employees’ interests with the long-term interests of the Company and its shareholders. Based upon its review, the Compensation Committee has determined that the Company’s compensation plans and policies, taken as a whole, are not reasonably likely to have a material adverse effect on the Company.
     Elements of 2009 Executive Compensation. For the fiscal year ended December 31, 2009, the principal components of compensation for our executive officers were:
     Base Salary. We provide executive officers with base salaries to compensate them for services provided during the year. The Compensation Committee generally establishes base salaries for our executive officers on an annual basis at a meeting of the Compensation Committee held in the first quarter of the year. In determining whether an increase in base compensation for the executive officers is appropriate, the

Compensation Committee considers the performance of the Company and the executive officer during the prior year, the executive officer’s level of base salary relative to other executive officers of the Company and executive officers at comparable companies, and the recommendations of the Chief Executive Officer. The weighting of these and other relevant factors is determined on a case-by-case basis for each executive officer. Based upon these factors, the Compensation Committee approved base salaries for our named executive officers for 2009 and 2008 as follows:

Name	2009 Base Salary	2008 Base Salary

Christopher A. Holden	$537,500	$500,000
President and Chief Executive Officer

Claire M. Gulmi	$384,038	$367,500
Executive Vice President, Chief Financial Officer and Secretary

David L. Manning	$384,038	$367,500
Executive Vice President and Chief Development Officer

Billie A. Payne	$293,123	$280,500
Senior Vice President, Operations

Kevin D. Eastridge	$235,198	$225,000
Senior Vice President, Finance and Chief Accounting Officer
     Cash Bonus. The Compensation Committee believes a substantial portion of our executive officers’ compensation should be incentive-based. To link executive compensation and short-term performance, the Compensation Committee relies on annual cash bonuses awarded to our executive officers based upon the extent to which our actual pre-tax profits during a fiscal year, net of the compensation expense related to any bonuses earned, meet or exceed pre-tax profit targets approved by the Compensation Committee for such fiscal year and other specific performance measures related to each executive officer’s specific area of responsibility. Specific targets relating to an executive officer’s area of responsibility include targets relating to surgery center profits and new acquisition and development activity. Executive officers do not receive any bonus pursuant to the plan with respect to a bonus measure if performance was below the minimum target with respect to that measure. In establishing our annual cash bonus plan, the Compensation Committee reviews data prepared by Mercer Human Resource Consulting and the recommendations of the Chief Executive Officer in determining the percentage bonus based upon specific performance targets and the maximum total bonus potential for the executive officers.
     For our 2009 bonus plan, cash bonuses for Messrs. Holden and Eastridge and Ms. Gulmi were based 50% upon the attainment of Company pre-tax profit targets, 30% upon targets related to surgery center profits, and 20% upon the annual pre-tax profits of surgery centers acquired and surgery center partnerships formed during 2009. The cash bonus for Ms. Payne was based 20% upon the attainment of Company pre-tax profit targets, 60% upon targets related to surgery center profits, and 20% upon the annual pre-tax profits of surgery centers acquired and surgery center partnerships formed during 2009. The maximum total bonus award, as a percentage of their base salaries, that the named executive officers other than Mr. Manning could receive in 2009 was 100% for Mr. Holden, 80% for Ms. Gulmi, 60% for Ms. Payne and 60% for Mr. Eastridge. Mr. Manning was eligible to receive a cash bonus of up to 55% of his base salary based 55% upon the attainment of Company pre-tax profit targets and 45% upon the pre-tax profits of surgery centers acquired during the year. Mr. Manning also was eligible to receive an additional cash bonus based upon the annual pre-tax profits of surgery centers acquired and surgery center partnerships formed during 2009 above a targeted amount.
     The Compensation Committee approved four target levels for 2009 for each of the bonus measures and the executive officers earned a bonus equal to a specified portion of his or her base salary upon the attainment of each bonus target. For 2009, targets relating to Company pre-tax profits ranged from $87.4 million to $89.0 million, targets relating to surgery center pre-tax profits ranged from $259.7 million to $277.1 million, targets relating to the pre-tax profits of surgery centers acquired during the year ranged from $28.3 million to $33.7 million, and targets relating to the annual pre-tax profits of surgery centers acquired and surgery center partnerships formed during 2009 ranged from $5.0 million to $8.0 million. The Compensation Committee considers the earnings and performance bonus targets above the minimum level to be a “reach” and thus, while designed to be attainable, achievement of those bonus targets requires strong performance and execution. During 2009, the Company achieved the Level 4 bonus target for Company pre-tax profits and the Level 2 bonus target for surgery center profits, and failed to meet the Level 1, or minimum, target for the pre-tax profits of surgery centers acquired during 2009 and the annual pre-tax profits of surgery centers acquired and surgery center partnerships formed during 2009. During the three fiscal years prior to 2009, the Company failed to meet the minimum bonus target for Company pre-tax profits and surgery center profits in two years and met the Level 2 target in one year. During the same period, the Company achieved the Level 4 target for annual pre-tax profits of surgery centers acquired and surgery center partnerships formed during the year in two years and achieved the Level 3 target in one year, and achieved the Level 3 target for pre-tax profits of surgery centers acquired during the year in one year and failed to meet the minimum target in two years. Cash bonuses paid to the named executive officers for 2009 pursuant to the annual bonus plan are reported as “Non-Equity Incentive Plan Compensation” in the 2009 Summary Executive Compensation Table on page 24 and were as follows: Mr. Holden, $359,083; Ms. Gulmi, $205,418; Mr. Manning, $140,733; Ms. Payne, $94,670; and Mr. Eastridge, $94,354.
     After the Compensation Committee established the performance targets for the 2009 cash bonus plan in January 2009, the Company’s Board of Directors determined that, because of changed economic and market conditions, implementation of the Company’s planned acquisition and development activity for 2009 was no longer in the best interests of the Company and its shareholders. As a result, the Company limited its acquisition and development activities during 2009 and the Company failed to achieve the minimum 2009 bonus targets relating to the pre-tax profits of surgery centers acquired and the annual pre-tax profits of surgery centers acquired and surgery center partnerships formed. During 2009, the Compensation Committee considered amending the 2009 bonus targets relating to the pre-tax profits of surgery centers acquired and the annual pre-tax profits of surgery centers acquired and surgery center partnerships formed in the current year to reflect the change to the Company’s acquisition strategy for 2009, but determined not to amend the 2009 bonus plan. During 2009, in addition to their normal duties, employees of the Company typically engaged in the Company’s acquisition and development activities assisted with other important Company initiatives, including the disposition of certain surgery centers and the exploration and implementation of new services at certain of the Company’s surgery centers and other business opportunities for the Company.
     The Compensation Committee met in January 2010 and, after reviewing the Company’s financial performance during 2009, determined to award discretionary bonuses to the Company’s employees, including the named executive officers, in consideration of the superior performance of the Company’s employees during 2009 in a tough operating environment, the work performed by the employees in implementing important Company initiatives, and the adverse impact of the change in the Company’s business strategy on the achievement of the 2009 bonus targets related to acquisition and development activity. In determining the amount of the discretionary bonuses to be paid to the Company’s employees, the Compensation Committee considered the impact of the discretionary bonuses on the Company’s financial results for 2009, the performance of the Company’s employees during 2009, the value and future benefits to the Company of work done during 2009, and the impact of the Company’s change in strategy on the 2009 bonus potential of the individual employees. Discretionary cash bonuses paid to the named executive officers for 2009 are reported as “Bonus” in the 2009 Summary Executive Compensation Table on page 24 and were as follows: Mr. Holden, $73,748; Ms. Gulmi, $42,188; Mr. Manning, $27,861; Ms. Payne, $24,151; and Mr. Eastridge, $19,378.
     Long Term Equity Incentives. Historically, stock options and shares of restricted stock have been the principal vehicles for payment of long-term compensation for our executive officers. The Compensation Committee believes that an integral part of our executive compensation program is equity-based compensation plans that align our executive officers’ long-range interests with those of our shareholders. All stock options and shares of restricted stock are granted pursuant to incentive plans approved by our shareholders. The Compensation Committee determines the components and amounts of equity-based awards to the executive officers based upon, among other factors, the recommendations of the Chief Executive Officer, prior equity grants, individual and Company performance, our annual budget, retention considerations and the estimated annual financial accounting compensation expense associated with the awards. The weighting of these and other relevant factors is determined on a case-by-case basis for each executive officer. Equity-based awards are granted in part to reward the senior executives for their long-term strategic management of the Company, and to motivate the executives to improve shareholder value. They also reflect the Compensation Committee’s objective to provide a significant portion of compensation for executives in the form of long-term equity-linked awards.
     Prior to 2008, equity awards granted to the Company’s executive officers primarily were in the form of stock options. During 2008, equity awards granted to the executive officers consisted of both stock options and shares of restricted stock. In determining the form of equity awards granted to the executive officers during 2009, the Compensation Committee considered, among other factors, the recommendations of the Chief Executive Officer, individual and Company performance in a challenging economic environment, our annual budget for 2009, and the estimated annual financial accounting compensation expense associated with stock awards, as well as the fact that substantially all outstanding stock options held by the executive officers as of the first quarter of 2009 were out-of-the-money. Based upon those considerations and following discussions with Mercer Human Resource Consulting, the Compensation Committee determined to reduce the dollar value of equity awards issued in 2009 to a value equal to 70% to 125% of the executive officers’ base salaries, compared to 100% to 230% of the executive officers’ base salaries for awards issued in 2008. To partially compensate for the reduction in the value of equity-based awards issued in 2009, the Compensation Committee determined to issue the 2009 equity awards to the executive officers entirely in the form of shares of restricted stock, rather than a mix of restricted stock and stock options.
     The amount of the equity awards for 2009 was determined by reference to a dollar amount of compensation equal to a specified percentage of the executive officers’ base salaries. After determining the dollar amount of compensation to be paid through equity grants, the number of shares of restricted stock granted was determined by dividing the dollar amount of compensation by an amount equal to 100% of the closing price of our common stock on the date of grant. The restricted shares granted during 2009 to our executive officers have a four-year cliff-vesting period. Based upon the formula described above, the Compensation Committee approved 2009 grants of restricted shares of the Company’s common stock to the named executive officers as follows:

	Value of
	Restricted	Percentage of 2008
Name	Shares ($)	Base Salary	Shares (#)

Christopher A. Holden	625,000	125%	31,904
Claire M. Gulmi	348,741	95%	17,802
David L. Manning	330,383	90%	16,865
Billie A. Payne	210,280	75%	10,734
Kevin D. Eastridge	148,484	70%	7,580
     The Compensation Committee generally awards long-term equity incentives to employees, including the named executive officers, on an annual basis at a meeting of the Compensation Committee held in the first quarter of the year. The Compensation Committee may grant additional awards to employees under other special circumstances.
     Retirement Plans. The Compensation Committee believes that an important aspect of attracting and retaining qualified individuals to serve as executive officers involves providing methods for those individuals to save for retirement. Some of those methods are available to our employees generally, and some are available to a smaller group recognizing the limitations on amounts that may be saved under our qualified plans.
     Supplemental Executive Retirement Plan. During 2009, the Company maintained a non-qualified deferred compensation plan allowing employees at the executive level of vice president or higher to make pre-tax contributions to an investment account established in the executive’s name. Executives may elect to defer up to 50% of their base compensation and up to 50% of their bonus compensation otherwise payable to such executives during the calendar year. The Compensation Committee determines the amount of Company contributions to the plan on an annual basis. Currently, the Company makes contributions to the plan in an amount equal to 3% of the annual base compensation of the executives, and makes additional contributions to the plan up to a maximum of an additional 15% of the annual base salary of such executives based upon the attainment of Company pre-tax profit targets, which are consistent with the pre-tax profit targets established for purposes of the cash bonus plan described above. The Company currently makes contributions to the plan as follows:
•	3% of the executives’ base salaries;

•	5% of the executives’ base salaries if the Company meets the Level 1 earnings target;

•	8% of the executives’ base salaries if the Company meets the Level 2 earnings target;

•	13% of the executives’ base salaries if the Company meets the Level 3 earnings target; and

•	18% of the executives’ base salaries if the Company meets the Level 4 earnings target.
Participants in the supplemental executive retirement plan are fully vested in their contributions to the plan. The Company’s contributions to the plan vest in equal, annual installments over five years, subject to automatic vesting if the executive retires, dies or becomes disabled, if the plan terminates or if there is a change in control of the Company. Participants in the plan direct the investment of their accounts in investment alternatives that the Company selects. All contributions to the plan are subject to claims of our creditors.
     401(k) Plan. The Company maintains a 401(k) plan that provides for a matching contribution by the Company of 25% of the participant’s voluntary salary contributions, with a maximum Company contribution of 25% of the first 6% of the participant’s salary contributed by the participant, up to the maximum voluntary salary contribution established by the U.S. Department of Labor.
     Perquisites and Other Benefits. The Company does not generally provide material perquisites that are not, in the Compensation Committee’s view, integrally and directly related to the executive officers’ duties. Our executive officers also participate in other broad-based benefit programs that are generally available to our salaried employees, including health, dental and life insurance programs.
     2010 Executive Compensation. During the first quarter of 2010, the Compensation Committee established 2010 base salaries and bonus criteria for the executive officers and granted equity awards to the executive officers. The 2010 base salaries for the named executive officers are as follows: Mr. Holden, $559,000; Ms. Gulmi, $399,400; Mr. Manning, $399,400; Ms. Payne, $304,848; and Mr. Eastridge, $249,310. For 2010, cash bonuses for Messrs. Holden and Eastridge and Ms. Gulmi will be based 50% upon the attainment of Company earnings targets, 30% upon targets related to surgery center profits, and 20% upon the annual pre-tax profits of surgery centers acquired and surgery center partnerships formed during 2010. The cash bonus for Ms. Payne will be based 20% upon the attainment of Company earnings targets, 60% upon targets related to surgery center profits, and 20% upon the annual pre-tax profits of surgery centers acquired and surgery center partnerships formed during 2010. The maximum total bonus award, as a percentage of their base salaries, that Messrs. Holden and Eastridge and Mses. Gulmi and Payne can receive in 2010 is 100% for Mr. Holden, 80% for Ms. Gulmi, 60% for Ms. Payne and 60% for Mr. Eastridge. Mr. Manning is eligible to receive a cash bonus of up to 55% of his base salary based 55% upon the attainment of Company earnings and 45% upon the earnings of surgery centers acquired during 2010. Mr. Manning is eligible to receive an additional cash bonus based upon the annual earnings of surgery centers acquired and surgery center partnerships formed during 2010 above a targeted amount.
     In determining the equity awards granted to the executive officers during 2010, the Compensation Committee considered, among other factors, the recommendations of the Chief Executive Officer, individual and Company performance in a challenging economic environment, our annual budget for 2010, the estimated annual financial accounting compensation expense associated with stock awards and the fact that the value of stock awards granted to the executive officers during 2009 was below the Company’s historical grant values. The Compensation Committee also considered the fact that a substantial portion of the outstanding stock options held by the executive officers as of the first quarter of 2010 were out-of-the-money. Based upon those considerations and following discussions with the Chief Executive Officer, the Compensation Committee determined to grant equity awards in 2010 with a value equal to 110% to 186% of the executive officers’ base salaries, compared to 70% to 125% of the executive officers’ base salaries for awards issued in 2009. The

Compensation Committee determined to issue the 2010 equity awards to the executive officers entirely in the form of shares of restricted stock.
     The amount of the equity awards for 2010 was determined by reference to a dollar amount of compensation equal to a specified percentage of the executive officers’ base salaries. After determining the dollar amount of compensation to be paid through equity grants, the number of shares of restricted stock granted was determined by dividing the dollar amount of compensation by an amount equal to 100% of the closing price of our common stock on the date of grant. The restricted shares granted during 2010 to our executive officers vest in four equal, annual installments beginning on the second anniversary of the date of grant. Based upon the formula described above, the Compensation Committee approved 2010 grants of restricted shares of the Company’s common stock to the named executive officers as follows:

	Value of
	Restricted	Percentage of 2009
Name	Shares ($)	Base Salary	Shares (#)

Christopher A. Holden	999,753	186%	45,464
Claire M. Gulmi	537,653	140%	24,450
David L. Manning	537,653	140%	24,450
Billie A. Payne	366,404	125%	16,663
Kevin D. Eastridge	258,718	110%	11,766
     Benefits Upon Termination of Employment. We have employment agreements with each of our executive officers. The agreements generally provide that if an executive is terminated without cause, the executive will receive an amount equal to his or her base salary and will continue to be covered by the Company’s health and life insurance plans for a period of one year. If the executive is terminated without cause or resigns under certain circumstances within 12 months following a change in control, the executive will receive a payment equal to 18 months of his or her base salary and continue to be covered under the Company’s health and life insurance plans for a period of 18 months; provided, that if Messrs. Holden or Manning or Ms. Gulmi is terminated without cause or resigns under certain circumstances within 12 months following a change in control, he or she will receive a payment equal to three times his or her base salary and continue to be covered by the Company’s health and life insurance plans for a period of three years. The Compensation Committee believes that the severance provisions contained in the employment agreements are reasonable and an important element in attracting and retaining executive officers. See “Potential Payments Upon Termination or Change in Control” below for information with respect to potential payments and benefits under the employment agreements with the named executive officers and our other compensation arrangements upon the termination of the named executive officers.
     Tax and Accounting Matters. Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers. Under Internal Revenue Service regulations, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee considers the impact of Section 162(m) in the design of our compensation arrangements, although it does not necessarily seek to limit executive compensation to amounts deductible under Section 162(m). We operate our compensation programs with the intention of complying with Section 409A of the Code.

2009 Summary Executive Compensation Table
     The following table sets forth information concerning total compensation paid or earned during the 2009 fiscal year for the persons who served during 2009 as our Chief Executive Officer, chief financial officer and other three most highly compensated executive officers. We will refer to the foregoing individuals as the “named executive officers.” As reflected in the table below, the primary components of the Company’s compensation program are cash compensation, consisting of a mix of base salary and cash bonus compensation, and equity compensation, consisting of restricted shares of the Company’s common stock and stock options with time-based vesting.

				Stock	Option	Non-Equity Incentive Plan	All Other
Name and		Salary	Bonus	Awards(1)	Awards(1)	Compensation(2)	Compensation(3)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)

Christopher A. Holden	2009	537,500	73,748	625,000	—	359,083	100,667	1,659,998
President and Chief	2008	500,000	—	287,521	199,107	85,000	17,740	1,089,368
Executive Officer (4)	2007	126,027	—	—	218,750	19,615	3,462	367,854

Claire M. Gulmi	2009	387,038	42,188	348,741	—	205,418	74,485	1,057,870
Executive Vice	2008	367,500	—	297,009	205,749	49,925	15,312	935,495
President, Chief	2007	350,000	—	—	448,483	57,414	14,361	870,258
Financial Officer and Secretary

David L. Manning	2009	384,038	27,861	330,383	—	140,733	73,095	956,110
Executive Vice	2008	367,500	—	297,009	205,749	157,748	14,809	1,042,815
President and Chief	2007	350,000	—	—	448,483	190,532	14,361	703,376
Development Officer

Billie A. Payne	2009	293,123	24,151	210,280	—	94,670	56,292	678,516
Senior Vice	2008	280,500	—	150,619	104,314	28,598	14,176	578,207
President,	2007	217,118	—	80,465	58,623	49,506	10,331	416,043
Operations (5)

Kevin D. Eastridge	2009	235,198	19,378	148,484	—	94,354	42,920	540,334
Senior Vice	2008	212,119	—	96,773	60,206	21,636	6,945	397,679
President, Finance and Chief Accounting Officer (6)

(1)	Reflects the aggregate grant date fair value for the awards calculated in accordance with FASB ASC Topic 718. See Note 1(m) to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 regarding the assumptions underlying valuation of equity awards.

(2)	Reflects bonuses earned during the fiscal year pursuant to our cash bonus plan.

(3)	Reflects (a) Company matching contributions to the 401(k) plan of $4,125 for Mr. Holden, $5,450 for Ms. Gulmi, $4,060 for Mr. Manning, $3,600 for Ms. Payne, and $640 for Mr. Eastridge, and (b) Company contributions to the supplemental executive retirement savings plan of $96,542 for Mr. Holden, $69,035 for Ms. Gulmi and Mr. Manning, $52,692 for Ms. Payne, and $42,280 for Mr. Eastridge.

(4)	Mr. Holden was appointed as our President and Chief Executive Officer effective October 1, 2007.

(5)	Ms. Payne was appointed Senior Vice President, Operations effective December 1, 2007.

(6)	Mr. Eastridge was appointed Senior Vice President, Finance and Chief Accounting Officer on July 23, 2008.
Employment Agreements
     We have entered into employment agreements with each of our executive officers. The employment agreements provide for a minimum base salary and such other increases as the Compensation Committee determines to be appropriate. The employment agreements have terms expiring on December 31 of each year, but contain a provision that automatically extends the term for an additional one year on each successive anniversary date unless the Company gives the executive notice of its intent not to extend the term of the agreement not less than 60 days prior to the applicable December 31 of the agreement. The employment agreements provide that if we elect not to extend the executive’s employment, the executive will be considered to have been terminated without cause. In the event the executive’s employment with the Company is terminated as a result of the executive’s disability, the executive is entitled to receive his or her full salary and benefits for a period of 12 months, and thereafter shall receive benefits in accordance with Company policy as in effect from time to time. In the event the executive’s employment with the Company is terminated by the Company following a felony conviction of the executive, the failure of the executive to contest prosecution for a felony, conviction of the executive of a crime involving moral turpitude, or willful and continued misconduct or gross negligence by the executive in the performance of his or her duties (the foregoing constitutes termination for “cause”), the Company shall have no further obligations under the employment agreement. In the event the Company terminates the executive without cause or if Mr. Holden resigns because the Company has significantly changed the scope and nature of his authority and responsibilities, reduced his base salary or overall compensation or changed the location at which he is required to perform his duties to the Company (the foregoing constitutes termination for “good reason”), the executive will be entitled to a payment equal to his or her base salary and will continue to be covered by the Company’s health and life insurance plans for a period of one year. If the executive is terminated without cause or resigns for good reason within 12 months following a change in control, he or she will receive a payment equal to 18 months of his or her base salary and continue to be covered under the Company’s health and life insurance plans for a period of 18 months, and in the case of Messrs. Holden and Manning and Ms. Gulmi, he or she will receive a payment equal to three times his or her base salary and will continue to be covered by the Company’s health and life insurance plans for a period of three years. The employment agreements contain a restrictive covenant pursuant to which each executive officer has agreed not to compete with us for a period of one year following the date of the executive officer’s termination of employment.
2009 Grants of Plan-Based Awards
     The following table sets forth information regarding the 2009 grants of plan-based awards to the named executive officers. All restricted shares of the Company’s common stock and stock options were issued pursuant to the Company’s 2006 Stock Incentive Plan.

		Estimated Future Payouts
		Under Non-Equity Incentive				Grant Date Fair
		Plan Awards			All Other Stock Awards	Value of Stock and
		Threshold (1)	Target	Maximum	Number of Shares of	Option Awards(3)
Name	Grant Date	($)	($)	($)	Stock (#) (2)	($)

Christopher A. Holden	1/30/09	26,875	268,750	537,500	31,904	625,000
Claire M. Gulmi	1/30/09	15,362	153,615	307,230	17,802	348,741
David L. Manning	1/30/09	975	153,615	367,051 (4)	16,865	330,383
Billie A. Payne	1/30/09	8,794	87,937	175,874	10,734	210,280
Kevin D. Eastridge	1/30/09	7,056	70,559	141,119	7,580	148,484

(1)	The “Threshold” bonus amount is determined based upon the minimum bonus each named executive officer could earn pursuant to applicable bonus arrangements.

(2)	The restricted shares of the Company’s common stock awarded during 2009 vest on the fourth anniversary of the date of grant.

(3)	Reflects the aggregate grant date fair value for the awards calculated in accordance with FASB ASC Topic 718.

(4)	There was no maximum amount for the portion of Mr. Manning’s 2009 cash bonus based upon the number of surgery center acquisition and development transactions completed during the year. Mr. Manning’s maximum 2009 bonus amount shown above was calculated based upon the Company’s Level 4 bonus target for acquisition and development transactions.

Outstanding Equity Awards at 2009 Fiscal Year-End
     The following table sets forth information regarding outstanding equity awards held by the named executive officers at December 31, 2009. Equity awards granted prior to 2007 vest in four equal annual installments, commencing on the date of grant. All other equity awards vest, or the restrictions applicable to the stock awards lapse, on the fourth anniversary of the date of grant.

		Option Awards				Restricted Stock Awards
		Number of	Number of
		Securities	Securities				Market Value of
		Underlying	Underlying		Option	Number of Shares of	Shares of Stock
		Unexercised Options	Unexercised Options	Option Exercise	Expiration	Stock that Have Not	That Have Not
Name	Grant Date	(#) (Exercisable)	(#) (Unexercisable)	Price ($)	Date	Vested (#)	Vested ($)

Christopher A. Holden	10/01/07	—	25,000	23.260	10/01/17	120,000	2,642,400
	02/21/08	—	23,233	24.750	02/21/18	11,617	255,806
	01/30/09	—	—	—	—	31,904	702,526

Claire M. Gulmi	02/01/01	27,500	—	16.583	02/01/11	—	—
	11/15/01	60,000	—	14.667	11/15/11	—	—
	01/24/02	30,000	—	16.200	01/24/12	—	—
	02/06/03	81,000	—	14.780	02/06/13	—	—
	01/28/04	75,000	—	24.100	01/28/14	—	—
	01/27/05	45,000	—	25.760	01/27/15	—	—
	02/17/06	56,000	14,000	21.070	02/17/16	—	—
	02/15/07	—	48,380	22.840	02/15/17	—	—
	02/21/08	—	24,008	24.750	02/21/18	12,004	264,328
	01/30/09	—	—	—	—	17,802	392,000

David L. Manning	02/01/01	90,000	—	16.583	02/01/11	—	—
	11/15/01	45,000	—	14.667	11/15/11	—	—
	01/24/02	30,000	—	16.200	01/24/12	—	—
	02/06/03	111,000	—	14.780	02/06/13	—	—
	01/28/04	75,000	—	24.100	01/28/14	—	—
	01/27/05	75,000	—	25.760	01/27/15	—	—
	02/17/06	80,000	20,000	21.070	02/17/16	—	—
	02/15/07	—	48,380	22.840	02/15/17	—	—
	02/21/08	—	24,008	24.750	02/21/18	12,004	264,328
	01/30/09	—	—	—	—	16,865	371,367

Billie A. Payne	01/28/04	7,200	—	24.100	01/28/14	—	—
	01/27/05	13,000	—	25.760	01/27/15	—	—
	02/17/06	2,800	2,800	21.070	02/17/16	—	—
	02/15/07	—	7,046	22.840	02/15/17	3,523	77,576
	02/21/08	—	12,172	24.750	02/21/18	6,086	134,014
	01/30/09	—	—	—	—	10,734	236,363

Kevin D. Eastridge	01/24/02	9,000	—	16.200	01/24/12	—	—
	01/30/03	18,000	—	14.780	01/30/13	—	—
	01/28/04	15,000	—	24.100	01/28/14	—	—
	01/27/05	25,000	—	25.760	01/27/15	—	—
	02/17/06	16,000	4,000	21.070	02/17/16	—	—
	02/15/07	—	7,377	22.840	02/15/17	3,688	81,210
	02/21/08	—	7,819	24.750	02/21/18	3,910	86,098
	01/30/09	—	—	—	—	7,580	166,912

Option Exercises and Stock Vested During 2009
     The following table shows the amounts received by the named executive officers upon the exercise of stock options during fiscal 2009. No shares of restricted stock held by the named executive officers vested during 2009.

Option Awards
Number of Shares
	Acquired Upon	Value Realized on
Name	Exercise (#)	Exercise ($)

Christopher A. Holden	—	—
Claire M. Gulmi	—	—
David L. Manning	10,000	61,328
Billie A. Payne	—	—
Kevin D. Eastridge	—	—
2009 Nonqualified Deferred Compensation
     During 2009, the Company maintained a non-qualified deferred compensation plan that allowed employees who were at the executive level of vice president or higher to make pre-tax contributions to an investment account established in such executive’s name. Executives could elect to defer up to 50% of their base compensation and up to 50% of their bonus compensation otherwise payable to such executives during the calendar year. The Compensation Committee determines the amount of Company contributions to the plan on an annual basis, and during 2009 the Company agreed to make contributions to the plan in an amount equal to 3% of the annual base compensation of the executives, and additional contributions to the plan up to a maximum of an additional 15% of the annual base salary of such executives based upon the attainment of Company pre-tax profit targets, which were consistent with the pre-tax profit targets established for purposes of the cash bonus plan described above. The Company agreed to make contributions to the plan as follows:
•	3% of the executives’ base salaries;

•	5% of the executives’ base salaries if the Company met the Level 1 earnings target;

•	8% of the executives’ base salaries if the Company met the Level 2 earnings target;

•	13% of the executives’ base salaries if the Company met the Level 3 earnings target; and

•	18% of the executives’ base salaries if the Company met the Level 4 earnings target.
Participants in the supplemental executive retirement plan are fully vested in their contributions to the plan. The Company’s contributions to the plan vest in equal, annual installments over five years, subject to automatic vesting if the executive retires, dies or becomes disabled, if the plan terminates or if there is a change in control of the Company. Participants in the plan direct the investment of their accounts in investment alternatives that the Company selects. All contributions to the plan are subject to claims of our creditors.

     The following table summarizes the activity during 2009 and the aggregate balances held by each of the named executive officers at December 31, 2009 under our supplemental executive retirement plan.

	Executive	Registrant
	Contributions in	Contributions in	Aggregate Earnings	Aggregate Balance
	Last Fiscal Year	Last Fiscal Year	(Loss) in Last	at Last Fiscal Year
	(1)	(2)	Fiscal Year	End
Name	($)	($)	($)	($)

Christopher A. Holden	—	96,542	6,133	24,012
Claire M. Gulmi	13,004	69,035	59,332	239,317
David L. Manning	270,639	69,035	401,790	1,639,455
Billie A. Payne	20,491	52,692	(971)	173,668
Kevin D. Eastridge	—	42,280	37,465	135,623

(1)	Reported as “Salary” in the 2009 Summary Executive Compensation Table on page 24.

(2)	Reported as “All Other Compensation” in the 2009 Summary Executive Compensation Table on page 24. Registrant contributions with respect to 2009 were paid in the first quarter of 2010 and, therefore, are not reflected in the “Aggregate Balance at Last Fiscal Year End” data above.
Potential Payments Upon Termination or a Change in Control
     The following tables show the estimated amount of potential payments, as well as estimated value of continuing benefits, assuming the named executive officer’s employment terminated effective December 31, 2009 and based on compensation and benefit levels in effect on December 31, 2009. Due to the numerous factors involved in estimating these amounts, the actual benefits and amounts payable can only be determined at the time of an executive’s termination from the Company.
Christopher A. Holden

			Involuntary
Executive			Termination Without
Benefits and			Cause or
Payments Upon	Voluntary		Termination for	For Cause	Termination upon a
Separation	Termination	Retirement	Good Reason	Termination	Change in Control	Disability	Death
Salary (1)	—	—	537,500	—	1,612,500	537,500	—
Accelerated Vesting of Deferred Compensation (2)	—	13,649	—	—	13,649	13,649	13,649
Accelerated Vesting of Options (3)	—	—	—	—	—	—	—
Accelerated Vesting of Restricted Stock (4)	—	3,600,732	—	—	3,600,732	3,600,732	3,600,732
Continuation of Insurance Benefits (5)	—	—	18,912	56,736	—	18,912	—

(1)	Pursuant to the terms of the employment agreement between the Company and the executive.

(2)	Accelerated vesting of Company contributions to our supplemental executive retirement plan.

(3)	Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2009 ($22.02 per share) and the exercise price of in-the-money unvested stock options.

(4)	Accelerated vesting of restricted stock amounts are calculated based upon the closing market price of our common stock on December 31, 2009 ($22.02 per share).

(5)	Reflects the medical premiums the executive would be entitled to following the termination date.

Claire M. Gulmi

Executive
Benefits and			Involuntary
Payments Upon	Voluntary		Termination Without	For Cause	Termination upon a
Separation	Termination	Retirement	Cause	Termination	Change in Control	Disability	Death
Salary (1)	—	—	384,308	—	1,152,114	384,038	—
Accelerated Vesting of Deferred Compensation(2)	—	19,017	—	—	19,017	19,017	19,017
Accelerated Vesting of Options (3)	—	13,300	—	—	13,300	—	—
Accelerated Vesting of Restricted Stock (4)	—	656,628	—	—	656,628	656,628	656,628
Continuation of Insurance Benefits (5)	—	—	9,386	—	28,158	9,386	—

(1)	Pursuant to the terms of the employment agreement currently in effect between the Company and the executive.

(2)	Accelerated vesting of Company contributions to our supplemental executive retirement plan.

(3)	Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2009 ($22.02 per share) and the exercise price of in-the-money unvested stock options.

(4)	Accelerated vesting of restricted stock amounts are calculated based upon the closing market price of our common stock on December 31, 2009 ($22.02 per share).

(5)	Reflects the medical premiums the executive would be entitled to following the termination date.
David L. Manning

Executive
Benefits and			Involuntary
Payments Upon	Voluntary		Termination Without	For Cause	Termination upon a
Separation	Termination	Retirement	Cause	Termination	Change in Control	Disability	Death
Salary (1)	—	—	384,038	—	1,152,114	384,038	—
Accelerated Vesting of Deferred Compensation(2)	—	19,249	—	—	19,249	19,249	19,249
Accelerated Vesting of Options (3)	—	19,000	—	—	19,000	—	—
Accelerated Vesting of Restricted Stock (4)	—	635,695	—	—	635,695	635,695	635,695
Continuation of Insurance Benefits (5)	—	—	14,566	—	43,698	14,566	—

(1)	Pursuant to the terms of the employment agreement currently in effect between the Company and the executive.

(2)	Accelerated vesting of Company contributions to our supplemental executive retirement plan.

(3)	Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2009 ($22.02 per share) and the exercise price of in-the-money unvested stock options.

(4)	Accelerated vesting of restricted stock amounts are calculated based upon the closing market price of our common stock on December 31, 2009 ($22.02 per share).

(5)	Reflects the medical premiums the executive would be entitled to following the termination date.

Billie A. Payne

			Involuntary		Termination
Executive Benefits and			Termination		upon a
Payments Upon	Voluntary		Without	For Cause	Change in
Separation	Termination	Retirement	Cause	Termination	Control	Disability	Death
Salary (1)	—	—	293,123	—	439,685	293,123	—
Accelerated Vesting of Deferred Compensation(2)	—	10,870	—	—	10,870	10,870	10,870
Accelerated Vesting of Options (3)	—	2,660	—	—	2,660	—	—
Accelerated Vesting of Restricted Stock (4)	—	447,953	—	—	447,953	447,953	447,953
Continuation of Insurance Benefits (5)	—	—	14,112	—	21,168	14,112	—

(1)	Pursuant to the terms of the employment agreement currently in effect between the Company and the executive.

(2)	Accelerated vesting of Company contributions to our supplemental executive retirement plan.

(3)	Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2009 ($22.02 per share) and the exercise price of in-the-money unvested stock options.

(4)	Accelerated vesting of restricted stock amounts are calculated based upon the closing market price of our common stock on December 31, 2009 ($22.02 per share).

(5)	Reflects the medical premiums the executive would be entitled to following the termination date.
Kevin D. Eastridge

			Involuntary		Termination
			Termination		upon a
Executive Benefits and	Voluntary		Without	For Cause	Change in
Payments Upon Separation	Termination	Retirement	Cause	Termination	Control	Disability	Death
Salary (1)	—	—	235,198	—	352,797	235,198	—
Accelerated Vesting of Deferred Compensation(2)	—	11,312	—	—	11,312	11,312	11,312
Accelerated Vesting of Options (3)	—	3,800	—	—	3,800	—	—
Accelerated Vesting of Restricted Stock (4)	—	334,220	—	—	334,220	334,220	334,220
Continuation of Insurance Benefits (5)	—	—	17,233	—	25,850	17,233	—

(1)	Pursuant to the terms of the employment agreement currently in effect between the Company and the executive.

(2)	Accelerated vesting of Company contributions to our supplemental executive retirement plan.

(3)	Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2009 ($22.02 per share) and the exercise price of in-the-money unvested stock options.

(4)	Accelerated vesting of restricted stock amounts are calculated based upon the closing market price of our common stock on December 31, 2009 ($22.02 per share).

(5)	Reflects the medical premiums the executive would be entitled to following the termination date.

Compensation Committee Interlocks and Insider Participation
     From January 2009 through May 2009, the Compensation Committee of the Board of Directors was composed of James A. Deal, Steven I. Geringer and Debora A. Guthrie. From May 2009 through December 2009, the Compensation Committee of the Board of Directors was composed of James A. Deal, Debora A. Guthrie and Kevin P. Lavender. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among our executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

PROPOSAL 2 — APPROVAL OF THE AMENDMENT TO THE AMSURG CORP. 2006 STOCK INCENTIVE PLAN
     The AmSurg Corp. 2006 Stock Incentive Plan, as amended (the “Plan”), currently provides that the maximum number of shares of common stock with respect to which awards may be granted under the Plan is 2,760,250 and that no more than 940,000 of the shares authorized for issuance under the Plan may be awarded as awards other than options and stock appreciation rights. The Board of Directors has approved and recommends that the shareholders approve the amendment to the Plan to increase the number of shares that may be awarded under the Plan with respect to awards other than stock options and stock appreciation rights from 940,000 to 1,440,000. The Amendment will not increase the maximum number of shares of common stock with respect to which awards may be granted under the Plan. The Plan, as proposed to be amended, is attached to this proxy statement as Appendix A.
     During 2007, our Compensation Committee determined that it is in the best interests of the Company and our shareholders to grant shares of restricted stock, rather than stock options, or a mixture of stock options and shares of restricted stock to employees of the Company. The Compensation Committee determined that restricted stock would provide an equally motivating form of long-term incentive compensation for our employees, while permitting the Company to issue fewer shares of common stock, thereby reducing potential dilution to shareholders. As of the record date, awards with respect to 1,367,187 shares of common stock had been granted under the Plan, net of cancellations, and 1,393,063 shares remained available for issuance under the Plan, including 243,786 shares available for issuance under the Plan as awards other than stock options and stock appreciation rights. The Board of Directors has proposed the amendment to the Plan to ensure that the Company will continue to have sufficient authorized shares under the Plan that may be awarded under the Plan with respect to awards other than stock options and stock appreciation rights to permit the Compensation Committee to grant shares of restricted stock to our employees.
     In the event the proposed amendment to the Plan is not approved by our shareholders, the ability of our Compensation Committee to issue shares of restricted stock to employees in the future will be limited, and the Compensation Committee may issue stock options rather than shares of restricted stock to employees, which could result in additional stock-based compensation expense for the Company and increased dilution to our shareholders. The Board of Directors believes that it is in our best interests and the best interests of our shareholders to approve the proposed amendment to the Plan.
Summary of the Material Provisions of the Plan, as Amended
     The following summary of the material provisions of the Plan is qualified in its entirety by reference to the text of the Plan, as amended to reflect the proposed amendments, which is attached to this proxy statement as Appendix A.
     Shares Available for Awards under the Plan
     Under the Plan, awards may be made in shares of our common stock. Subject to adjustment as provided by the terms of the Plan, the maximum number of shares of common stock with respect to which awards may be granted under the Plan is 2,760,250. Except as adjusted in accordance with the terms of the Plan, no more than 1,440,000 shares authorized under the Plan may be awarded as awards other than options and stock appreciation rights (“SARs”). Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by us, or with which we combine (“Substitute Awards”), do not reduce the number of shares available for awards under the Plan.
     In addition, the Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under these limitations, no single participant may receive options or SARs in any calendar year that, taken together, relate to more than 500,000 shares, subject to adjustment in certain circumstances.

     With certain limitations, awards made under the Plan shall be adjusted by a committee of the Board composed of not less than two non-employee directors (the “Committee”) in its sole discretion. The initial Committee will be the Compensation Committee of the Board.
     Eligibility and Administration
     Current and prospective officers and employees, and directors of, and consultants to, us or our subsidiaries or affiliates are eligible to be granted awards under the Plan. As of March 29, 2010, approximately 225 individuals were eligible to participate in the Plan. The Committee will administer the Plan, except with respect to awards to non-employee directors, for which the Plan will be administered by the Board. The Committee will be composed of not less than two non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, an “outside director” within the meaning of Section 162(m) and the regulations promulgated under the Code and will be an independent director as defined by the listing standards of The Nasdaq Stock Market. Subject to the terms of the Plan, the Committee is authorized to (i) select participants; (ii) determine the types of awards to be granted; (iii) determine the number of shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with awards; (iv) determine the timing, terms and conditions of any award; (v) accelerate the time at which all or any part of an award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, shares, other securities, other awards, other property, and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or award made under, the Plan; (ix) in certain circumstances, amend or modify the terms of any award at or after grant with the consent of the holder of the award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board set forth in the Plan to amend or terminate the Plan.
     Stock Options and Stock Appreciation Rights
     The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the Plan. The Committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or SAR relating to an option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than ten percent of our voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.
     A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full of the amount of the option price for the number of shares with respect to which the option is then being exercised.
     Payment of the option price must be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to us of shares that have been held by the participant for at least six months (or such lesser period as may be permitted by the Committee) which have a fair market value on the date of exercise equal to the option price, together with any applicable withholding taxes, or (ii) by a combination of such cash or cash equivalents and such shares; provided, however, that a participant is not entitled to tender shares pursuant to successive, substantially simultaneous exercises of any stock option of the Company. Subject to applicable securities laws and our policies, we may permit an option to be exercised by delivering a notice of exercise and simultaneously selling the shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by the Company, using the proceeds of such sale as payment of the option price, together with any applicable withholding taxes. Until the participant has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.
     Restricted Shares and Restricted Share Units
     The Committee is authorized to grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of common stock generally has most of the rights of a shareholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.
     Each restricted share unit has a value equal to the fair market value of a share of common stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to shareholders on shares of common stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on our part, unless the participant remains in our continuous employment for the restricted period and any other restrictive conditions relating to the restricted share units are met.
     Performance Awards
     A performance award consists of a right that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. A participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.
     Performance awards are subject to certain specific terms and conditions under the Plan. Unless otherwise expressly stated in the relevant award agreement, each award granted to a covered officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Performance goals for Covered Officers (as defined in the Plan) will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units, business segments or divisions: (a) earnings or earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed or investment; (e) after tax operating income; (f) net income; (g) earnings or book value per share; (h) cash flow(s); (i) revenues or revenue growth; (j) production (separate work units or SWUs); (k) stock price or total shareholder return; (l) dividends; (m) debt reduction; (n) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions, divestitures or development activities; or (o) any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in the Plan to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to shareholders for the applicable year.
     To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing: (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the Plan is 500,000 and the maximum annual amount of all performance awards that are settled in cash is $5,000,000. Any performance award denominated in shares of common stock will have a minimum vesting period of three years from the date of grant.
     Other Stock-Based Awards
     The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the Plan.
     Non-Employee Director Awards
     The Board may provide that all or a portion of a non-employee director’s annual retainer, meeting fees and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee director. The Board will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board. Non-employee directors are also eligible to receive other awards pursuant to the terms of the Plan, including options and SARs, restricted shares and restricted share units, and other stock-based awards upon such terms as the Board may determine upon the recommendation of the Committee.
     Termination of Employment
     The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.
     Change in Control
     Unless otherwise provided in an agreement making an award or other contractual agreement between the Company and a participant, if, within one (1) year following a Change in Control (as defined in the Plan), a participant’s employment with the Company (or its successor) is terminated by reason of (a) death; (b) disability; (c) Normal Retirement or Early Retirement (as defined in the Plan); (d) for Good Reason (as defined in the Plan) by the participant; or (e) involuntary termination by the Company for any reason other than for Cause (as defined in the Plan), all outstanding awards of such participant shall vest, become immediately exercisable and payable and have all restrictions lifted.

     Amendment and Termination
     The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion of the Plan at any time, except that shareholder approval must be obtained for any such action if (i) such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply or (ii) such amendment would materially increase the economic benefits to the participants hereunder. Subject to the limitations set forth in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to amend the terms of previously granted options or SARs to reduce the exercise price per share subject to such option or SAR or to cancel such options or SARs and grant substitute options or SARs with a lower exercise price per share than the cancelled options or SARs. The Committee also may not materially and adversely affect the rights of any award holder without the award holder’s consent.
     Other Terms of Awards
     The Company may take action, including the withholding of amounts from any award made under the Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Except as permitted by the applicable award agreement, awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the Committee in its discretion. Awards may not be transferred for consideration.
     Awards Granted Under the Plan
     Because awards under the Plan are at the discretion of the Compensation Committee, the benefits that will be awarded under the Plan are not currently determinable. The following table shows for each of the named executive officers, all executive officers as a group, all directors who are not executive officers as a group, and all other employees as a group, as of March 29, 2010, the aggregate number of shares of common stock subject to awards granted under the Plan, excluding awards that have been canceled or forfeited, and the weighted average per share exercise price of outstanding options granted under the Plan. As of March 29, 2010, the market value of a share of common stock based on the closing price for such stock on The Nasdaq Global Select Market was $21.70.

	Shares of Restricted	Shares of Common	Weighted Average
	Stock Subject to	Stock Subject to	Option Exercise Price
Name	Awards	Outstanding Options	Per Share

Christopher A. Holden	208,985	48,233	$23.98
Claire M. Gulmi	54,256	460,888	$19.87
David L. Manning	53,319	588,388	$19.82
Billie A. Payne	37,006	45,018	$24.18
Kevin D. Eastridge	26,944	102,196	$22.49
All executive officers as a group (6 persons)	403,767	1,244,723	$20.38
All directors who are not executive officers as a group (8 persons)	7,961	—	—
All other employees as a group (130 persons)	674,013	3,132,302	$22.26

     Equity Compensation Plan Information
     The following table summarizes information with respect to our equity compensation plans as of December 31, 2009.

Number of Securities
Remaining Available For
	Number of Securities To	Weighted Average	Future Issuance Under
	Be Issued Upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(excluding securities reflected
Plan Category	Warrants and Rights(1)	Warrants and Rights	in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,151,052	$22.22	1,608,146

Equity compensation plans not approved by security holders	—	—	—

Total	3,151,052	$22.22	1,608,146

(1)	None of the outstanding options are transferable for consideration or have dividend rights attached.
     Certain Federal Income Tax Consequences
     The following is a brief description of the Federal income tax consequences generally arising with respect to awards under the Plan.
     Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a reload option, a SAR or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.
     If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).
     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.
     Similarly, the exercise of a SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to a SAR. Upon a grant of restricted shares, the participant will recognize ordinary income on the fair market value of the common stock at the time restricted shares vest unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the exercise of a SAR or restricted share award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made). Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant.
     Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the Company that pays it. The Company intends that performance awards and options granted with an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.
     The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Plan are urged to consult a tax advisor as to the tax consequences of participation.
     The Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.
Required Vote; Recommendation of the Board
     Approval of this proposal requires the number of shares of common stock voted in favor of the proposal to exceed the number of shares of common stock voted against it. Abstentions and broker non-votes will be counted in determining whether there is a quorum, but will not be voted with respect to the proposal. Therefore, so long as a quorum is present, abstentions and broker non-votes will have no effect on whether this proposal is approved.
The Board of Directors Recommends That You Vote FOR the Proposal to Approve the Amendment to
the AmSurg Corp. 2006 Stock Incentive Plan.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year, and the shareholders are requested to ratify this appointment. Deloitte & Touche LLP has served in this capacity for AmSurg since 1992. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions. Shareholders should recognize that the ratification of the appointment of Deloitte & Touche LLP does not preclude the Audit Committee from subsequently determining to change independent registered public accounting firms if it determines such action to be in the best interests of the Company and its shareholders.
Fees Billed to Us by Deloitte & Touche LLP For 2009 and 2008
     Audit Fees
     The aggregate audit fees billed by Deloitte & Touche LLP for the years ended December 31, 2009 and 2008 were $670,000 and $671,000, respectively. The fees include professional services and expenses for Deloitte & Touche LLP’s annual audits and quarterly reviews of the Company’s financial statements, attestation of the effectiveness of the Company’s internal control over financial reporting required by Section 404 of the Sarbanes Oxley Act of 2002, consultations on financial accounting and reporting standards arising during the course of the audit and consents issued in connection with the Company’s periodic registration statements on Form S-8.
     Audit-Related Fees
     The aggregate fees billed by Deloitte & Touche LLP for audit related fees for the fiscal year ended December 31, 2009 was $17,600. These fees relate to consultation with respect to new accounting pronouncements. No amounts were billed by Deloitte & Touche LLP for the fiscal year ended December 31, 2008 that would be categorized as audit-related fees.
     Tax Fees
     The aggregate fees billed for tax services for the fiscal years ended December 31, 2009 and 2008 were $73,000 and $59,000, respectively. These fees relate to tax preparation and compliance consultation for the fiscal years ended December 31, 2009 and 2008, respectively.
     All Other Fees
     No amounts were billed by Deloitte & Touche LLP for the fiscal years ended December 31, 2009 and 2008 that would be categorized as all other fees.
Audit Committee Pre-Approval Policies and Procedures
     Our Audit Committee has adopted a policy, contained in its Restated Charter, which provides that our Audit Committee must pre-approve all audit and non-audit services provided to the Company by our independent registered public accounting firm. This policy is administered by our senior management, who report throughout the year to the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Deloitte & Touche LLP during fiscal 2009 and 2008.
Auditor Rotation Policies
     Deloitte & Touche LLP maintains partner rotation policies in accordance with the rules promulgated by the SEC. Such rules require the rotation of the lead audit partner after five years.

Required Vote; Recommendation of the Board
     Approval of this proposal requires the number of shares of common stock voted in favor of the proposal to exceed the number of shares of common stock voted against it. Abstentions and broker non-votes will be counted in determining whether there is a quorum, but will not be voted with respect to the proposal. Therefore, so long as a quorum is present, abstentions and broker non-votes will have no effect on whether this proposal is approved.
     The Board of Directors Recommends That You Vote FOR the Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm.

OTHER MATTERS
     As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
ADDITIONAL INFORMATION
     Shareholder Proposals for the 2010 Annual Meeting. Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, shareholder proposals submitted in accordance with applicable rules and regulations for presentation at our next annual meeting and received at our executive offices no later than December 21, 2010 will be considered for inclusion in our proxy statement and form of proxy relating to the 2011 annual meeting.
     In addition, our bylaws contain an advance notice provision that provides that for a shareholder proposal to be brought before and considered at the next annual meeting of shareholders (but not considered for inclusion in our proxy statement), a shareholder’s notice must be received at our executive offices no later than December 21, 2010, and the proposal and the shareholder must comply with the Company’s bylaws and Rule 14a-8 of the Securities Exchange Act of 1934. For proposals that are not timely filed, we retain discretion to vote proxies we receive. For proposals that are timely filed, we retain discretion to vote proxies we receive provided (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement.
     Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by us. We will bear the cost of soliciting proxies in the enclosed form. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by mail, personal conversations, telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.
     Financial Statements Available. A copy of our 2009 Annual Report to Shareholders containing audited financial statements and other information accompanies this proxy statement. A copy of our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 25, 2010, is available without charge upon request. Requests should be addressed to Chief Financial Officer, AmSurg Corp., 20 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215 or to (615) 665-1283.
     Householding Information. As permitted by the SEC’s proxy statement rules, we will deliver only one copy of our 2009 Annual Report to Shareholders or this proxy statement to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive separate copies please provide us with a written or oral request stating so. Conversely, shareholders sharing an address who are receiving multiple copies of our annual reports or proxy statements may request delivery of a single copy.
     Requests in this regard should be addressed to:
Claire M. Gulmi, Secretary
AmSurg Corp.
20 Burton Hills Boulevard, Suite 500
Nashville, TN 37215
(615) 665-1283

AMSURG CORP.
2006 STOCK INCENTIVE PLAN, AS AMENDED

AMSURG CORP.
2006 STOCK INCENTIVE PLAN, AS AMENDED
Section 1. Purpose.
     This plan shall be known as the “Amsurg Corp. 2006 Stock Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of Amsurg Corp. (the “Company”) and its shareholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.
Section 2. Definitions.
     As used in the Plan, the following terms shall have the meanings set forth below:
     (a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.
     (b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.
     (c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
     (d) “Board” shall mean the Board of Directors of the Company.
     (e) “Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, (ii) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (iii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.
     (f) “Change in Control” shall mean, unless otherwise provided in the applicable Award Agreement, the happening of one of the following:
     (i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

1

     (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or
     (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.
     (g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     (h) “Committee” shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be (i) a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder, (ii) an “outside director” for purposes of Section 162(m) and the regulations promulgated under the Code, and (iii) “independent” within the meaning of the listing standards of the Nasdaq National Market.
     (i) “Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates.
     (j) “Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.
     (k) “Director” shall mean a member of the Board.
     (l) “Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.
     (m) “Early Retirement” shall mean retirement, for purposes of this Plan, with the express consent of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.
     (n) “Effective Date” shall have the meaning provided in Section 16.1 of the Plan.
     (o) “Employee” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.
     (p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     (q) “Fair Market Value” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the reported closing sales price of the Shares on the Nasdaq National Market, or any other such market or exchange as is the principal trading market for the Shares, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event

2

there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.
     (r) “Good Reason” means (i) a material reduction in a Participant’s position, authority, duties or responsibilities, (ii) any reduction in a Participant’s annual base salary as in effect immediately prior to a Change in Control; (iii) the relocation of the office at which the Participant is to perform the majority of his or her duties following a Change in Control to a location more than 30 miles from the location at which the Participant performed such duties prior to the Change in Control; or (iv) the failure by the Company or its successor to continue to provide the Participant with benefits substantially similar in aggregate value to those enjoyed by the Participant under any of the Company’s pension, life insurance, medical, health and accident or disability plans in which Participant was participating immediately prior to a Change in Control, unless the Participant is offered participation in other comparable benefit plans generally available to similarly situated employees of the Company or its successor after the Change in Control.
     (s) “Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
     (t) “Non-Employee Director” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.
     (u) “Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.
     (v) “Normal Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from active employment with the Company or any of its Subsidiaries or Affiliates on or after such Participant’s 65th birthday.
     (w) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
     (x) “Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.
     (y) “Other Stock-Based Award” shall mean any Award granted under Sections 9 or 10 of the Plan.
     (z) “Participant” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.
     (aa) “Performance Award” shall mean any Award granted under Section 8 of the Plan.
     (bb) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
     (cc) “Restricted Share” shall mean any Share granted under Sections 7 to 10 of the Plan.
     (dd) “Restricted Share Unit” shall mean any unit granted under Sections 7 to 10 of the Plan.
     (ee) “Retirement” shall mean Normal or Early Retirement.
     (ff) “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

3

     (gg) “Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.
     (hh) “Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.
     (ii) “Shares” shall mean shares of the common stock, $0.01 par value, of the Company.
     (jj) “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Sections 6, 8 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.
     (kk) “Subsidiary” shall mean any Person (other than the Company) of which 50% or more of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.
     (ll) “Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
Section 3. Administration.
     3.1 Authority of Committee. The Plan shall be administered by a Committee of not less than two Non-Employee Directors, who shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Non-Employee Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. The initial Committee shall be the Compensation Committee of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.
     3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.
     3.3 Action by the Committee. The Committee shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a

4

meeting duly called and held. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.
     3.4 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.
     3.5 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.
Section 4. Shares Available For Awards.
     4.1 Shares Available. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 2,760,250, of which the number of (i) Shares with respect to which Incentive Stock Options may be granted shall be no more than 700,000 and (ii) Shares with respect to which Awards other than Options and SARs may be granted shall be no more than 1,440,000. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which Options or other Awards that were granted under the Company’s Amended and Restated 1997 Stock Incentive Plan (the “1997 Plan”) as of April 2, 2007, but which terminate, expire unexercised or are forfeited or cancelled without the delivery of Shares under the terms of the 1997 Plan after April 2, 2007. If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited or otherwise terminates, expires unexercised or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration or cancellation, shall again become Shares with respect to which Awards may be granted; provided, however, that in the event the number of Shares reserved for issuance upon the exercise of a SAR exceeds the number of Shares actually issued upon the exercise of the SAR, the excess Shares shall not again be Shares with respect to which Awards may be granted. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that, taken together, relate to more than 500,000 Shares.
     4.2 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall in an equitable and proportionate manner (and, with respect to Incentive Stock Options, in such equitable and proportionate manner as is consistent with Section 422 of the Code and the regulations promulgated thereunder and with respect to Awards to Covered Officers, in such equitable and proportionate manner as is consistent with Section 162(m) of the Code): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company or its successor (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company or its successor (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan; and (4) the limits on the number of Shares that may be granted to Participants under the Plan in any calendar year; (ii) subject to Section 13, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.

5

     4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.
     4.4 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award shall consist of authorized and unissued Shares.
Section 5. Eligibility.
     Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 10.
Section 6. Stock Options And Stock Appreciation Rights.
     6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.
     6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Except with respect to Substitute Awards, SARs may not be granted at a price less than the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 and Section 14 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options or SARs to reduce the Option Price of such Options or SARs or (ii) cancel such Options or SARs and grant substitute Options or SARs with a lower Option Price than the cancelled Options or SARs.
     6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.
     6.4 Exercise.
     (a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.6 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.
     (b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective

6

only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.
     (c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.
     (d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee), valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws and Company policy, the Company may permit an Option to be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.
     (e) A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.
     6.5 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.
Section 7. Restricted Shares And Restricted Share Units.
     7.1 Grant.
     (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.
     (b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time of not less than three (3) years in duration during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. The restrictions may lapse during such restricted period in equal, annual installments with respect to specified

7

portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee shall not waive, on a discretionary basis, or amend the terms of any Restricted Shares or Restricted Share Unit Awards to terminate the restrictions applicable to such Award, except upon the death, Disability or Retirement of the Participant, or upon a Change in Control of the Company.
     7.2 Delivery of Shares and Transfer Restrictions. At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. Unless otherwise provided in the applicable Award Agreement, the grantee shall have all rights of a shareholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Unless otherwise provided in the applicable Award Agreement, any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares.
     7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.
     7.4 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, a Participant shall receive dividend rights in respect of any vested Restricted Stock Units at the time of any payment of dividends to shareholders on Shares. The amount of any such dividend right shall equal the amount that would be payable to the Participant as a shareholder in respect of a number of Shares equal to the number of vested Restricted Stock Units then credited to the Participant. Any such dividend right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares. No dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.
Section 8. Performance Awards.
     8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including, but not limited to, Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods (which performance periods shall not be less than one (1) year in duration) as the Committee shall establish, and (iii) payable at such time and in such

8

form as the Committee shall determine. Any Performance Award denominated in Shares shall have a minimum vesting period of three years from the date of grant.
     8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not (i) adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment and (ii) terminate any existing restrictions except in the case of the Participant’s death, Disability or Retirement or upon a Change in Control of the Company.
     8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.
Section 9. Other Stock-Based Awards.
     The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. All Other Stock-Based Awards shall include a minimum vesting period of three (3) years from the date of grant. The Committee shall not waive, on a discretionary basis, or amend the terms of any Other Stock-Based Award to terminate the restrictions applicable to such Award, except upon the death, Disability or Retirement of the Participant, or upon a Change in Control of the Company.
Section 10. Non-Employee Director Awards.
     10.1 The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.
     10.2 The Board may also grant Awards to Non-Employee Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above; provided, however, that any such Awards shall be first approved by a committee of the Board comprised of Non-Employee Directors. With respect to such Awards, all references in the Plan to the Committee shall be deemed references to the Board.
Section 11. Provisions Applicable To Covered Officers And Performance Awards.
     11.1 Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11.

9

     11.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:
(a)	earnings or earnings before interest, taxes, depreciation and/or amortization;

(b)	operating income or profit;

(c)	operating efficiencies;

(d)	return on equity, assets, capital, capital employed or investment;

(e)	after tax operating income;

(f)	net income;

(g)	earnings or book value per Share;

(h)	cash flow(s);

(i)	revenues or revenue growth;

(j)	production (separate work units or SWUs);

(k)	stock price or total shareholder return;

(l)	dividends;

(m)	debt reduction;

(n)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions, divestitures or development activities; or

(o)	any combination thereof.
Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.
     11.3 With respect to any Covered Officer, the maximum annual number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan is 500,000 and the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $5,000,000.
     11.4 To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts that may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.
     11.5 Unless otherwise expressly stated in the relevant Award Agreement, each Award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award

10

Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.
Section 12. Termination Of Employment.
     Except as otherwise specifically set forth in the Plan, the Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability, Early Retirement or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.
Section 13. Change In Control.
     Notwithstanding any other provision of the Plan, unless otherwise provided in an Award Agreement or other contractual agreement between the Company and a Participant, if, within one year following a Change in Control, a Participant’s employment with the Company (or its successor) is terminated by reason of (a) death; (b) disability; (c) Normal Retirement or Early Retirement; (d) for Good Reason by the Participant; or (e) involuntary termination by the Company for any reason other than for Cause, all outstanding Awards of such Participant shall vest, become immediately exercisable and payable and have all restrictions lifted.
Section 14. Amendment And Termination.
     14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if (i) such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply or (ii) such amendment would materially increase the economic benefits to the participants hereunder.
     14.2 Amendments to Awards. Subject to the restrictions of Section 6.2 and except as otherwise specifically set forth in the Plan, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
     14.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principals in accordance with the Plan.
Section 15. General Provisions.
     15.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement or otherwise. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. None of the Awards shall be transferable for consideration.

11

     15.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided, that dividends and dividend equivalents may only be provided with respect to Restricted Shares and Restricted Share Units. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.
     15.3. Compliance with Section 409A of the Code. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of section 409A of the Code.
     15.4 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.
     15.5 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     15.6 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.
     15.7 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.
     15.8 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

12

     15.9 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.
     15.10 No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.
     15.11 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.
     15.12 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
     15.13 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
     15.14 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.
     15.15 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
     15.16 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 16. Term Of The Plan.
     16.1 Effective Date. The Plan shall be effective as of May 18, 2006 provided it has been approved by the Company’s shareholders.
     16.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

13

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

01 - James A. Deal Class I	☐	☐	02 - Steven I. Geringer Class I	☐	☐	03 - Claire M. Gulmi Class I	☐	☐

04 - John W. Popp, Jr., M.D. Class III	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	APPROVAL OF THE AMENDMENT TO THE AMSURG CORP. 2006 STOCK INCENTIVE PLAN.	☐	☐	☐	3.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010.	☐	☐	☐
4.	In their discretion on any other matter which may properly come before the meeting or any adjournment thereof.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
PLEASE SIGN HERE AND RETURN PROMPTLY. Please sign exactly as your name appears above. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — AMSURG CORP.

Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on May 20, 2010
The undersigned hereby appoints Christopher A. Holden and Claire M. Gulmi, and each of them, as proxies, with full power of substitution, to vote all shares of common stock of the undersigned as shown on the reverse side of this proxy at the Annual Meeting of Shareholders of AmSurg Corp. (the “Company”), to be held on Thursday, May 20, 2010, at our corporate headquarters at 20 Burton Hills Boulevard, Suite 500, Nashville, Tennessee at 8:00 a.m., central daylight savings time (CDT), and any adjournments or postponements thereof.
Your shares will be voted in accordance with your instructions. If no choice is specified, your shares will be voted FOR approval of all of the proposals set forth on the reverse side of this proxy.
(PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

01 - James A. Deal Class I	☐	☐	02 - Steven I. Geringer Class I	☐	☐	03 - Claire M. Gulmi Class I	☐	☐

04 - John W. Popp, Jr., M.D. Class III	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	APPROVAL OF THE AMENDMENT TO THE AMSURG CORP. 2006 STOCK INCENTIVE PLAN.	☐	☐	☐	3.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010.	☐	☐	☐

4.	In their discretion on any other matter which may properly come before the meeting or any adjournment thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
PLEASE SIGN HERE AND RETURN PROMPTLY. Please sign exactly as your name appears above. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — AMSURG CORP.

Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on May 20, 2010
The undersigned hereby appoints Christopher A. Holden and Claire M. Gulmi, and each of them, as proxies, with full power of substitution, to vote all shares of common stock of the undersigned as shown on the reverse side of this proxy at the Annual Meeting of Shareholders of AmSurg Corp. (the “Company”), to be held on Thursday, May 20, 2010, at our corporate headquarters at 20 Burton Hills Boulevard, Suite 500, Nashville, Tennessee at 8:00 a.m., central daylight savings time (CDT), and any adjournments or postponements thereof.
Your shares will be voted in accordance with your instructions. If no choice is specified, your shares will be voted FOR approval of all of the proposals set forth on the reverse side of this proxy.
(PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE.)